                                                                   EXHIBIT 10.81

                                 LEASE AGREEMENT

                                     BETWEEN

                   OXBRIDGE DEVELOPMENT AT CROWN POINTE, L.C.
                      A MARYLAND LIMITED LIABILITY COMPANY

                                   AS LANDLORD

                                       AND

                         THERIMMUNE RESEARCH CORPORATION
                             A MARYLAND CORPORATION

                                    AS TENANT

                             FOR PREMISES LOCATED AT
                             610 PROFESSIONAL DRIVE
                             GAITHERSBURG, MARYLAND

                              DATED: JUNE ___, 2001

                                TABLE OF CONTENTS

ARTICLE I        BASIC LEASE PROVISIONS.....................          1

ARTICLE II       DEFINITIONS................................          2

ARTICLE III      THE PREMISES...............................          5

ARTICLE IV       TERM.......................................          8

ARTICLE V        RENT.......................................          9

ARTICLE VI       SECURITY DEPOSIT...........................         10

ARTICLE VII      OPERATING EXPENSES.........................         10

ARTICLE VIII     TAXES......................................         16

ARTICLE IX       PARKING....................................         18

ARTICLE X        USE; LEGAL COMPLIANCE......................         18

ARTICLE XI       ASSIGNMENT AND SUBLETTING..................         19

ARTICLE XII      MAINTENANCE AND REPAIR.....................         21

ARTICLE XIII     INITIAL CONSTRUCTION; ALTERATIONS..........         22

ARTICLE XIV      SIGNS......................................         24

ARTICLE XV       TENANT'S EQUIPMENT AND PROPERTY............         25

ARTICLE XVI      RIGHT OF ENTRY.............................         27

ARTICLE XVII     INSURANCE..................................         27

ARTICLE XVIII    LANDLORD SERVICES AND UTILITIES............         21

ARTICLE XIX      LIABILITY OF LANDLORD......................         22

ARTICLE XX       RULES AND REGULATIONS......................         32

ARTICLE XXI      DAMAGE; CONDEMNATION.......................         24

ARTICLE XXII     DEFAULT OF TENANT..........................         25

ARTICLE XXIII    MORTGAGES..................................         37

ARTICLE XXIV     SURRENDER, HOLDING OVER....................         37

ARTICLE XXV      QUIET ENJOYMENT............................         28

ARTICLE XXVI     HAZARDOUS MATERIALS........................         38

ARTICLE XXVII    MISCELLANEOUS..............................         30

                                LIST OF EXHIBITS

Exhibit A-1      Plat Showing Land and Building

Exhibit A-2      Floor Plan Showing Premises

Exhibit A-3      Legal Description of the Land

Exhibit B        Work Agreement

Exhibit C        Existing Title Matters

Exhibit D        Form of Letter of Credit

Exhibit D-1      Drawing of Tenant's Sign

Exhibit E        Rules and Regulations

Exhibit F        Subordination, Nondisturbance, and Attornment Agreement

Exhibit G        Janitorial Specifications

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease") is made as of the ____ day of June, 2001 (the "Date of Lease"), by OXBRIDGE DEVELOPMENT AT CROWN POINTE, L.C., a Maryland limited liability company ("Landlord"), and THERIMMUNE RESEARCH CORPORATION, a Maryland corporation ("Tenant").

         Landlord and Tenant, intending legally to be bound, covenant and agree as set forth below.

                                    ARTICLE I

                             BASIC LEASE PROVISIONS

         When used in this Lease, the following terms shall have the meanings set forth below:

         1.1. Building. The building, known as Crown Pointe II and containing approximately 61,342 rentable square feet, as shown by cross-hatching on Exhibit A-1 attached hereto and made a part hereof, including all alterations, additions, improvements, restorations or replacements now or hereafter made to such building, with an address of 610 Professional Drive, Gaithersburg, Maryland 20879. The precise rentable area of the Building shall be determined as set forth in Section 3.1. The Building is part of the Crown Pointe Corporate Center (the "Corporate Park") which consists of the Building, Building I (defined in Section 2.4), the Common Area (defined in Section 2.7), and the Land (defined in Section 2.11).

         1.2. Premises. Approximately 10,591 rentable square feet located on the first floor of the Building, as cross-hatched on Exhibit A-2 attached to and made a part of this Lease. The precise rentable area of the Premises shall be determined as set forth in Section 3.1. The Premises do not include the loading dock serving the Building, but such loading dock is part of the Common Area which Tenant shall be entitled to use in common with other tenants under Section 3.1.

         1.3. Term. The period commencing on the Commencement Date and ending on February 28, 2011.

         1.4.     Renewal Options. One (1) five (5) year option to renew.

         1.5. Commencement Date. Earlier of (i) September 15, 2001 or (ii) the date Tenant commences business operations within the Premises. If, however, Tenant is not given full access to the Premises by Landlord on or before June 15, 2001 for the commencement of construction of the Tenant Work (as defined in the Work Agreement), the September 15, 2001 date shall be extended by one (1) day for each day that elapses from (and including) June 16, 2001 until the date that such access is provided, up to a maximum extension of thirty (30) days.

         1.6. Expiration Date. February 28, 2011, as such date may be extended pursuant to Section 4.2

         1.7. Basic Rent. Twenty-Six and 00/100 Dollars ($26.00) for each rentable square foot of the Premises during the first Lease Year [equal to a total of Two Hundred Seventy-Five Thousand Three Hundred Sixty Six and 00/100 Dollars ($275,366.00) for the first Lease Year, subject to annual increase under
Section 1.8].

         1.8. Escalation. On the first day of the second Lease Year, and on the first day of every Lease Year thereafter during the Term, the Basic Rent shall increase at the rate of three percent (3%) per annum over the Basic Rent in effect during the immediately preceding Lease Year.

         1.9. Security Deposit. One Hundred Seventy- Six Thousand Two Hundred Seventy- Five and 00/100 Dollars ($176,275.00), subject to reduction in accordance with Article VI.

         1.10.    Intentionally Omitted.

         1.11. Expense Stop. Four Hundred Forty-One Thousand Six Hundred Sixty-Two and 40/100 Dollars ($441,662.40) ($7.20 per rentable square foot).

         1.12. Tenant's Proportionate Share. A percentage obtained by multiplying 100 by a fraction, the numerator of which shall be the rentable area of the Premises and the denominator of which shall be the total rentable area of the Building.

         1.13.    Parking Rent. None.

         1.14. Parking Space Allocation. 42 unreserved, non-exclusive parking spaces in the Parking Facilities (or such greater or fewer number of spaces as will equal 4 spaces per 1,000 square feet of rentable area contained in the Premises).

         1.15. Permitted Use. General office purposes, laboratory research not involving the use of live animals, and lawful uses ancillary thereto.

         1.16.    Broker(s). Landlord's: TSC Realty Services, LLC. Tenant's:
Atlantic Real Estate Group, Inc.

         1.17. Landlord's Address. Oxbridge Development at Crown Pointe, L.C., 600 Jefferson Plaza, Suite 406, Rockville, Maryland 20852, Attn: Sami E. Totah. Copies to: TSC Realty Services, LLC, 7514 Wisconsin Avenue, Suite 350, Bethesda, Maryland 20814, Attn: Peregrine Roberts and Linowes and Blocher LLP, 1010 Wayne Avenue, 10th Floor, Silver Spring, Maryland 20910 Attn: Andrew M. Goldstein, Esquire.

         1.18. Tenant's Address. TherImmune Research Corporation, 620 Professional Drive, Gaithersburg, Maryland 20879, Attn: Mr. Steven Trevisan.

                                   ARTICLE II

                                   DEFINITIONS

         When used in this Lease, the following terms shall have the meanings set forth below:

         2.1.     Additional Rent. As defined in Section 5.3.

         2.2. Agents. Officers, partners, directors, employees, agents, licensees, customers and invitees.

         2.3. Alterations. Alterations, additions or improvements of any kind or nature to the Premises or the Building, whether structural or nonstructural, interior, exterior or otherwise excluding alterations which are solely cosmetic in nature within the interior of the Premises (i.e. installation or replacement of carpet, paint or wallcoverings).

         2.4. Building I. The building located in the Corporate Park known as Crown Pointe Corporate Center I, containing approximately 26,127 rentable square feet and having a street address of 620 Professional Drive, Gaithersburg, Maryland..

         2.5. Building's Architect. Any architect, space planner, designer or engineer retained by Landlord to provide professional services in connection with the Premises or the Building.

         2.6. Calendar Year. A period of twelve (12) consecutive months commencing on each January 1 during the Term, except that the first Calendar Year shall be that period from and including the Commencement Date through December 31 of that same year, and the last Calendar Year shall be that period from and including the last January 1 of the Term through the earlier of the Expiration Date or date of the Lease termination.

         2.7. Common Area. All areas, improvements, facilities and equipment located within the Building or upon the Land from time to time designated by Landlord for the common use or benefit of Tenant, other tenants and occupants of the Building and/or the Corporate Park, and their Agents, including, without limitation, roadways, entrances and exits, landscaped areas, open areas, park areas, exterior lighting, service drives, pedestrian walkways, sidewalks, atriums, courtyards, concourses, stairs and ramps, exterior utility lines, common trash areas, Parking Facilities, washrooms, maintenance and utility rooms and closets, hallways, lobbies, common window areas, common walls, common ceilings and loading docks. The interior portions of Building I and the loading docks serving Building I are not Common Area for the purposes of this Lease.

         2.8.     Event of Default. As defined in Article XXII.

         2.9. Herein, Hereafter, Hereunder and Hereof. Anything contained in this Lease, including, without limitation, all Exhibits and any Riders.

         2.10. Interest Rate. The per annum interest rate listed as the prime rate on corporate loans at large U.S. money center commercial banks as published from time to time under "Money Rates" in the Wall Street Journal, plus two (2) points, but in no event greater than the maximum rate permitted by law. In the event the Wall Street Journal ceases to publish the prime rate, Landlord shall choose, at Landlord's reasonable discretion, a similar publication which publishes such rate.

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         2.11.    Land. The piece or parcel of land, containing approximately
7.51 acres, shown on Exhibit A-1 and described on Exhibit A-3 attached hereto and made a part hereof, and all rights, easements and appurtenances belonging or pertaining to such parcel, or such portion of the parcel as shall be allocated by Landlord to the Building by re-subdivision or otherwise.

         2.12. Lease Year. Each consecutive twelve (12) month period elapsing after (i) the Commencement Date if the Commencement Date occurs on the first day of a month, or (ii) the first day of the first month following the Commencement Date if the Commencement Date does not occur on the first day of the month.

         2.13. Mortgage. Any mortgage, deed of trust, security interest or title retention interest affecting the Building or the Land.

         2.14. Mortgagee. The holder of any note or obligation secured by a mortgage, deed of trust, security interest or title retention interest affecting the Building or the Land, including, without limitation, lessors under ground leases, sale-leasebacks and lease-leasebacks.

         2.15.    Operating Expenses. As defined in Section 7.2.

         2.16. Parking Facilities. All parking areas now or hereafter made available by Landlord for use by tenants and occupants of the Corporate Park, including, without limitation, open-air parking, parking decks and parking areas under or within the Building.

         2.17.    Real Estate Taxes. As defined in Article VIII.

         2.18. Rent. Basic Rent as set forth in Section 1.7 and Additional Rent as defined in Section 5.3.

         2.19. Rules and Regulations. The rules and regulations set forth in Exhibit E attached hereto and made a part hereof, as the same may be amended or supplemented from time to time, upon notice to Tenant.

         2.20. Space Plan. The configuration of the internal portion of the Premises as designed by Tenant and approved by Landlord in accordance with Exhibit B.

         2.21. Substantial Completion. As defined in the Work Agreement attached hereto and made a part hereof as Exhibit B.

         2.22. Substantial Part. More than fifty percent (50%) of the rentable square feet of the Premises or the Building, as applicable to a particular provision of this Lease.

         2.23. Tenant's Architect. Any architect, space planner, designer or engineer retained by Tenant to provide professional services in connection with the Premises.

         2.24. Work Agreement. Exhibit B attached hereto and made a part hereof.

                                   ARTICLE III

                                  THE PREMISES

         3.1. Lease of Premises. In consideration of the agreements contained herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term and upon the terms and conditions hereinafter provided. It is specifically understood that the rentable area of the Premises and Building shall be determined by the Building's Architect prior to the Commencement Date according to the Building Owners and Managers Association International Standard Method for Measuring Floor Space in Office Buildings (1996) (the "BOMA Method"), subject to verification by Tenant's Architect, and that, for the purposes of any calculations based upon the rentable area of the Premises and the Building for all purposes under this Lease the rentable area so determined shall control. In the event there shall occur during the Term any permanent increase or decrease to the rentable area of the Building or the Premises, Tenants' Proportionate Share shall be appropriately adjusted as of the date of substantial completion of such change.

         3.2. Common Rights. As an appurtenance to the Premises, Tenant shall have the non-exclusive right, together with other tenants and occupants of the Corporate Park, to use the Common Area. Landlord shall retain absolute dominion and control over the Common Area and shall operate and maintain the Common Area in such manner as Landlord, in its reasonable discretion, shall determine; provided, however, that such exclusive right shall not operate to impair or impede in any material and adverse manner Tenant's use of the Premises for the Permitted Use or Tenant's use of the Common Area for its intended purposes. Landlord expressly reserves the right permanently to change, modify, eliminate, or temporarily close any portion of the Common Area so long as such action does not unreasonably interfere with Tenant's use or enjoyment of the Premises. The Premises are leased subject to, and Tenant agrees not to violate,
(i) the existing easements, covenants, conditions, restrictions, and other matters of record which affect the Building or the Land as of the Date of Lease, as set forth on Exhibit C attached to and made a part of this Lease ("Existing Title Matters"), or (ii) any additional easements, covenants, conditions, restrictions, and other matters of record which may affect the Building or the Land in the future ("Future Title Matters"), provided that none of the Future Title Matters shall materially and adversely affect Tenant's use of the Building for the Permitted Use or use of the Common Area for parking and access. The Existing Title Matters and Future Title Matters are sometimes collectively referred to in this Lease as the "Permitted Exceptions".

         3.3. Landlord's Reservations. In addition to the other rights of Landlord under this Lease, Landlord reserves the right (i) to change the street address of the Building provided written notice thereof is given to Tenant not later than sixty (60) days prior to the Commencement Date and/or name of the Building, (ii) to install, erect, use, maintain and repair mains, pipes, conduits and other such facilities in and through the Premises to serve the Building's tenants, provided that Landlord will use commercially reasonable efforts to minimize interference with the operation of Tenant's business, (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building as long as such use is permitted under the zoning and any covenants applicable to the Building, (iv) to re-subdivide the Land or establish a condominium regime for the Building, the Land and/or the Common Area and to include the Premises therein, (v) subject to Tenant's rights hereunder, to control the use of the roof and exterior walls of the Building for any purpose, and (vi) to use Tenant's name in promotional materials relating to the Corporate Park and/or the Building. Subject to Tenant's right of quiet enjoyment, Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of Tenant's business or Tenant's use or occupancy of the Premises.

         3.4.     Right of First Offer For Expansion Space

                  (i) Notice; Exercise. During the eighteen (18)-month period immediately following the Commencement Date ("Expansion Rights Period"), Landlord shall give Tenant written notice (the "Offer Notice") of its intention to lease all or any portion of the Expansion Space (hereinafter defined) within five (5) days prior to the full execution and delivery of a letter of intent between Landlord and a third party with respect to the proposed leasing of such space ("Third Party Letter"). If the Offer Notice pertains to less than all of the Expansion Space, the Offer Notice shall set forth in reasonable detail the size and specific location of such portion of the Expansion Space. Should Tenant so elect, Tenant shall give written notice to Landlord of its intention to lease not less than all of the Expansion Space identified in the Offer Notice ("Tenant's Notice") not more than five (5) days after receipt by Tenant of the Offer Notice, in which case Landlord and Tenant shall promptly enter into an amendment to this Lease adding such Expansion Space to the Premises, adjusting Tenant's Proportionate Share to reflect such addition and providing for the term of the lease of such space to expire on the Expiration Date. All other terms and conditions of this Lease shall apply to any Expansion Space leased by Tenant, including without limitation the provisions hereof with respect to Rent and Additional Rent so that at all times Tenant will be paying the same Rent and Additional Rent per square foot for the Expansion Space as Tenant is paying per square foot for the original Premises. If Tenant shall fail to exercise its option to lease the Expansion Space within five (5) days of the date on which Landlord gives the Offer Notice to Tenant, then Landlord shall be free to offer such Expansion Space to others on such terms and conditions as Landlord determines in its sole and absolute discretion. As used herein, the term "Expansion Space" shall mean and refer to the approximately seven thousand five hundred (7,500) square feet of rentable area located immediately adjacent to the Premises on the first (1st) floor of the Building as shown and depicted on Exhibit A-2 hereto.

                  (ii) Holding Over by a Previous Tenant. In the event the previous tenant or occupant of all or any portion of the Expansion Space in respect of which Tenant has delivered to Landlord Tenant's Notice holds over or otherwise refuses to surrender or vacate such Expansion Space on or before the scheduled availability date set forth in Landlord's Offer Notice, Landlord shall not be liable to Tenant for any wrongful holdover by the previous tenant or occupant, so long as Landlord is diligently pursuing all commercially reasonable actions available to it, and the date on which Tenant is obligated to commence payment of Basic Rent and Additional Rent in respect of such Expansion Space shall be postponed by the number of days beyond such scheduled availability date required for Landlord to obtain and deliver to Tenant possession of such Expansion Space.

                  (iii) Condition of Expansion Space. Landlord shall deliver such Expansion Space in "as is" condition (i.e., in "building shell" condition as defined in Schedule 1 to the Work Agreement) ("Building Shell")), except that such space shall be broom clean. If Tenant shall exercise any of its rights to lease Expansion Space pursuant to this Section, Tenant shall have the right to remodel such space at Tenant's sole cost and expense [but subject to application of a tenant improvement allowance per square foot of Expansion Space rentable area leased equal to Twenty-Five Dollars multiplied by a fraction, the numerator of which is the number of months in the term for such Expansion Space and the denominator of which is the number of months in the original Term for the Premises] using contractors of its choice and reasonably approved in advance in writing by Landlord. Tenant shall furnish to Landlord for Landlord's written approval, at least fifteen (15) days prior to the date Landlord specifies such Expansion Space will be available (as set forth in the Offer Notice) and at Tenant's sole cost and expense, final plans and specifications for any remodeling of such Expansion Space desired by Tenant, as such plans and specifications are described in Article 13 of this Lease. Landlord shall within ten (10) days after receipt of such plans and specifications provide Tenant with written notice of whether or not such plans have been approved. Landlord agrees that its approval shall not be unreasonably withheld, conditioned or delayed. If Landlord, in its reasonable discretion, disapproves Tenant's plans thus submitted, it shall state its specific objections and Tenant shall promptly thereafter resubmit plans and specifications revised to satisfy those objections. The foregoing procedure shall continue expeditiously until Landlord finally approves a final set of Tenant's plans (the "Final Tenant Plans"), a copy of which Final Tenant's Plans shall be initialed by Landlord and Tenant and deemed to be made a part of this Lease.

                  (iv) Commencement of Rent With Respect to Expansion Space. Tenant's obligation to pay Basic Rent and Additional Rent with respect to the Expansion Space leased pursuant to this Section 3.4 shall commence on the earlier of (i) the date Tenant commences business operations within such Expansion Space, or (ii) ninety (90) days following the date Landlord delivers such Expansion Space in the condition specified in subsection (iii) of this
Section 3.4. ("Expansion Space Rent Commencement Date"). In the event Tenant's obligation to pay Basic Rent and Additional Rent for any Expansion Space does not commence on the first (1st) day of a calendar year, Rent, Tenant's Share of Operating Expenses and Tenant's Management Fee (on account of the addition of such Expansion Space to the Premises) shall be appropriately prorated and adjusted based on the number of days in such calendar year prior to and after the date Basic Rent and Additional Rent for such Expansion Space commences.

                  (v) Termination. If at any time Tenant does not timely deliver Tenant's Notice to Landlord following Landlord's giving of an Offer Notice, the provisions of this Section 3.4 shall remain in full force and effect with respect to any portion of the Expansion Space not leased to third-parties pursuant to a Third Party Letter as to which Tenant has received an Offer Notice and has not timely elected to lease, until the end of the Expansion Rights Period.

                                   ARTICLE IV

                                      TERM

         4.1. Term. The Term shall commence on the Commencement Date and expire at midnight on the Expiration Date. In the event that the Commencement Date occurs on other than the first day of a month, the Expiration Date shall be extended so as to be the last day of the month in which the Expiration Date occurs. If requested by Landlord, Tenant shall, within five (5) business days of such request, sign a declaration acknowledging the Commencement Date and the Expiration Date. From the Date of Lease until the Commencement Date, all of the terms of this Lease shall be in full force and effect, except that Basic Rent and other amounts due from Tenant shall not be payable with respect to the period preceding the Commencement Date.

         4.2      Renewal Option.

                  (i) Tenant shall have one (1) option (the "Renewal Option") to extend the Term for an additional five (5) year period (the "Renewal Period"). The Renewal Option shall be exercised, if at all, strictly in accordance with this Section 4.2 and such exercise shall be effective only if no Event of Default shall exist at the time of exercise or at the time of commencement of the Renewal Period. The Renewal Option shall be exercisable only by written notice given by Tenant to Landlord at least twelve (12) months prior to the expiration of the Term. In the event that Tenant does not timely exercise the Renewal Option, the Renewal Option shall be null and void and of no further force or effect. As used in this Lease, "Term" shall mean the initial Term and, if the Renewal Option is properly exercised in accordance with this Section 4.2, the Renewal Period.

                  (ii) If Tenant properly exercises the Renewal Option, all terms and conditions of this Lease shall be applicable during the Renewal Period, except that (a) no further Renewal Options may be exercised under this Lease, (b) Tenant shall not be entitled again to any of the rental abatements, rental credits, tenant allowances, or tenant improvements once provided under this Lease (but market rental concessions shall be taken into account in determining "Prevailing Market Rent" as provided below), and (c) the Basic Rent during the first Lease Year of the Renewal Period shall be the greater of (1) the Basic Rent applicable during the last Lease Year of the Term then expiring, increased in accordance with Section 1.8, or (2) the then "Prevailing Market Rent". The Prevailing Market Rent shall be the full service rent which is being asked of tenants for office/R and D space comparable to the Premises under five
(5) year leases in similar buildings in the Gaithersburg, Maryland area as of the date the brokers make their determinations under Section 4.2(iii), taking into account the value of brokerage commissions, rental abatements, rental credits, and tenant allowances, if any, typically being offered or paid under such leases.

                  (iii) If Tenant exercises the Renewal Option, Landlord and Tenant shall endeavor in good faith to agree on the Prevailing Market Rent. If, however, they are unable to do so within thirty (30) days, Tenant shall notify Landlord of the name and address of a leasing broker selected by Tenant to determine the Prevailing Market Rent. Within ten (10) days after receipt of Tenant's notice, Landlord shall notify Tenant in writing of the name and address of a leasing broker selected by Landlord to determine the Prevailing Market Rent. Each broker shall independently make his or her determination of the Prevailing Market Rent within thirty (30) days after the appointment of Landlord's broker. The Prevailing Market Rent shall be deemed to be the average of the two determinations unless the higher of such determinations is greater than one hundred five percent (105%) of the lower of the determinations. If the higher determination is greater than one hundred five percent (105%) of the lower determination, the brokers selected by Landlord and Tenant shall together select a third broker within ten (10) days after rendering their determinations. The third broker shall have twenty (20) days to make his or her determination of the Prevailing Market Rent and upon such determination, the Prevailing Market Rent shall be deemed to be the median determination made by the three (3) brokers.

                  (iv) Each broker appointed pursuant to this Section shall be a disinterested broker licensed in the State of Maryland having recognized competence in the field of commercial leasing and a minimum of ten (10) years experience as a commercial leasing broker or agent in Montgomery County, Maryland. Each party shall pay for the consulting fee of the broker which it selects and the parties shall share equally the consulting fees of the third broker, if any.

                  (v) Beginning with the second Lease Year of the Renewal Period and continuing in each subsequent Lease Year of the Renewal Period, Basic Rent shall increase in the manner provided in Section 1.8. If, however, Basic Rent for the first Lease Year of the Renewal Period is determined on the basis of Prevailing Market Rent, the escalation factor that shall apply to Basic Rent over the balance of the Renewal Period shall be determined as part of the determination of Prevailing Market Rent.

                                    ARTICLE V

                                      RENT

         5.1. Basic Rent. Tenant shall pay to Landlord the Basic Rent as specified in Section 1.7, escalated in accordance with Section 1.8.

         5.2. Payment of Basic Rent. Commencing on the Commencement Date and continuing throughout the Term, Basic Rent for each Lease Year shall be payable in twelve (12) equal monthly installments, in advance, without demand, notice, deduction, offset, recoupment or counterclaim (except as otherwise expressly provided in this Lease), on or before the first day of each and every calendar month during the Lease Year; provided, however, that if the Commencement Date occurs on a date other than on the first day of a calendar month, Basic Rent shall be pro rated on a per diem basis for the period from the Commencement Date through the last day of such calendar month at the rate payable for the first Lease Year and shall be due and payable on the Commencement Date. Tenant shall pay the Basic Rent and all Additional Rent, by good check or in lawful currency of the United States of America, to Landlord at Landlord's Address, or to such other address or in such other manner as Landlord from time to time specifies by written notice to Tenant. Any payment made by Tenant to Landlord on account of Basic Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Basic or Additional Rent then past due before being credited to Basic Rent currently due.

         5.3. Additional Rent. All sums payable by Tenant under this Lease, other than Basic Rent, shall be deemed "Additional Rent", and, unless otherwise set forth herein, shall be payable in the same manner as set forth above for Basic Rent.

                                   ARTICLE VI

                                SECURITY DEPOSIT

         6.1 Letter of Credit. Simultaneously with the execution of this Lease, Tenant shall deliver the Security Deposit to Landlord. The Security Deposit shall consist of an irrevocable letter of credit substantially in the form of Exhibit D attached to and made a part of this Lease (the "Letter of Credit"). The Letter of Credit shall be issued by either Allfirst Bank or such other federally insured bank with branches in the Washington, D.C. metropolitan area which is reasonably acceptable to Landlord and shall be transferable by Landlord. Subject to the reductions set forth below, the Letter of Credit shall be maintained in full force and effect by Tenant throughout the Term until returned to Tenant for cancellation. The Security Deposit shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's obligations and covenants under this Lease. It is expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of an Event of Default. If an Event of Default shall occur or if Tenant fails to surrender the Premises in the condition required by this Lease, Landlord shall have the right (but not the obligation), and without prejudice to any other remedy which Landlord may have on account thereof, to draw upon and use all or any portion of the Security Deposit to cure the default or remedy the condition of the Premises. In the event any portion of the Security Deposit has been so used by Landlord during the Term, Tenant shall restore the Security Deposit to its full original amount within ten (10) days after Landlord has drawn upon the Security Deposit. If at any time prior to the return of the Security Deposit to Tenant either (a) Tenant fails to renew the Letter of Credit for a one (1) year period at least thirty
(30) days prior to its then current expiration date, or (b) Landlord receives written notice from the issuer of the Letter of Credit that such issuer does not intend to renew the Letter of Credit for another one (1) year period, Landlord may draw upon the Letter of Credit to its full outstanding amount and the proceeds of such draw shall thereafter constitute the Security Deposit. If Landlord shall sell or transfer its interest in the Building, Landlord shall transfer the Security Deposit to the purchaser or transferee, in which event Tenant shall look solely to such purchaser or transferee for the return of the Security Deposit, and Landlord shall be released from all liability to Tenant for the return of the Security Deposit. Tenant, upon request by Landlord, shall cooperate with Landlord and execute any documents which may be required to effectuate the transfer of the Security Deposit to any purchaser, transferee or Mortgagee of the Building. Any remaining balance of the Security Deposit shall be returned to Tenant at the later of (i) thirty (30) days after the Expiration Date or earlier termination of this Lease or (ii) the fulfillment of all of Tenant's obligations under this Lease following the Expiration Date or earlier termination of this Lease.

         6.2. Reduction of Letter of Credit. Notwithstanding the foregoing, the Security Deposit shall be reduced to One Hundred Twelve Thousand Eight Hundred Sixteen Dollars ($112,816.00) as of the first day of the fourth Lease Year and to Forty Six Thousand Five Hundred Thirty- Six and 60/100 Dollars ($46,536.60) as of the first day of the ninth Lease Year, provided that, at the time for reduction, no Event of Default exists and no event has occurred and is continuing which would

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

constitute an Event of Default with the giving of notice or the passage of time or both. Each reduction shall be effectuated by Tenant obtaining and furnishing to Landlord, as of the time for reduction, an amendment of the Letter of Credit appropriately reducing the amount of the Letter of Credit. If required by the issuer of the Letter of Credit, Landlord shall confirm in writing its consent to such amendment, provided that the conditions for reduction set forth above are satisfied. Except as expressly provided in this Article, the Security Deposit shall not be reduced.

         6.3. Increase of Letter of Credit. Notwithstanding anything contained in this Article, the Security Deposit shall be subject to increase, and the reduction provisions of Section 6.2 shall not apply, to the extent set forth in Section 11.1.

                                   ARTICLE VII

                               OPERATING EXPENSES

         7.1. Tenant's Proportionate Share. Commencing with the second Lease Year and during each Lease Year of the Term thereafter, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the amount by which the Operating Expenses incurred during each Calendar Year exceed the amount of the Expense Stop ("Tenant's Share of Operating Expenses"). In the event that Tenant is required to pay Tenant's Share of Operating Expenses for any partial Calendar Year, then, for the purposes of determining Tenant's Share of Operating Expenses for that partial Calendar Year, the Operating Expenses incurred during the entire Calendar Year in question and the amount of the Expense Stop shall be pro rated on a per diem basis to correspond to the number of days in the partial Calendar Year for which Tenant is required to pay such Share. By way of example, assume that the Commencement Date is September 1, 2001 and that this Lease terminates on August 31, 2009. In that event, Tenant's Share of Operating Expenses for the last Calendar Year within the Term (i.e., partial Calendar Year 2009) shall be Tenant's Proportionate Share of the amount by which the Operating Expenses incurred during Calendar Year 2009 exceed the amount of the Expense Stop, multiplied by 243/365. In no event shall the Basic Rent to be paid by Tenant and retained by Landlord for any Calendar Year be less than the annual Basic Rent required to be paid by Tenant under Section 5.1 of this Lease.

         7.2. Operating Expenses Defined. As used herein, the term "Operating Expenses" shall mean all expenses and costs of every kind and nature which Landlord incurs because of or in connection with the ownership, maintenance, repair, management and operation of the Building and the Common Area, subject to the exceptions set forth below. The Operating Expenses that vary with occupancy and that are attributable to any part of the Term during which less than 95% of the rentable area of the Building is occupied by tenants will be adjusted by Landlord to the amount that Landlord reasonably believes Landlord would have incurred if 100% of the rentable area of the Building had been occupied. Operating Expenses shall include, without limitation, all costs, expenses and disbursements incurred or made in connection with the following:

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

                  (i) Wages and salaries of all employees up to and including the grade of chief engineer, whether employed by Landlord or the Corporate Park's or the Building's management company, engaged in the operation and maintenance or security of the Land, the Building, and the Common Area (except that if any such employee is not employed full-time in connection with providing such services to the Corporate Park or the Building, such wages and/or salaries shall be prorated proportionally to reflect the percentage of time such employee is engaged in work related to the Corporate Park or the Building), and all costs related to or associated with such employees or the carrying out of their duties, including uniforms and their cleaning, taxes, insurance and benefits;

                  (ii) All supplies and materials used directly in the operation and maintenance of the Building, the Land and the Common Area;

                  (iii) All utilities serving the Building, the Land, or the Common Area;

                  (iv) All maintenance, operation and service agreements for the Building, the Land and the Common Area and any equipment related thereto, including, without limitation, service and/or maintenance agreements for security, energy management, heating, ventilating, air conditioning (HVAC), sprinkler, plumbing and electrical systems, and for groundskeeping, interior and exterior landscaping and plant maintenance;

                  (v) All insurance purchased by Landlord or the Building's management company relating to the Building, the Land and the Common Area and any equipment or other property contained therein or located thereon, including, without limitation, property, liability, sprinkler and water damage insurance;

                  (vi) All repairs and replacements to the Building and the Common Area [excluding capital improvements (which are addressed in subsection
(xi) below) and amounts paid for by proceeds of insurance or by Tenant or other third parties other than as a part of the Operating Expenses], including interior and exterior, regardless of whether foreseen or unforeseen;

                  (vii) All operation and maintenance of the Building, the Land and the Common Area, including, without limitation, painting, ice and snow removal, window washing, landscaping, groundskeeping, sweeping and trash removal, maintenance of entry features and directional signage, patching, re-striping and resurfacing of roads, driveways and parking lots, and lighting of the Common Area;

                  (viii) Accounting and legal fees incurred in connection with the operation and maintenance of the Building, the Land and the Common Area, except as otherwise provided in Section 7.3, excluding attorneys' fees and other expenses incurred in connection with leasing space in the Building or with negotiations or disputes with tenants, brokers, adjoining parties, other occupants, or prospective tenants or occupants of the Building;

                  (ix) Any additional services not provided to the Building, the Land or the Common Area at the Commencement Date but thereafter provided by Landlord as Landlord shall deem necessary or desirable in connection with the management or operation of the Land, the

Common Area or the Building, provided that the additional services are customarily furnished by landlords in similar office and R and D complexes in Montgomery County, Maryland;

                  (x) All owners association dues and all assessments, whether general, special or otherwise, levied against Landlord, the Building, the Land or the Common Area pursuant to any declaration or other instrument affecting the Building, the Land or the Common Area, subject to the limitations on the costs of capital improvements set forth below;

                  (xi) Any capital improvements (including, without limitation, replacements) made to the Building or Common Area after the Commencement Date which are primarily installed for the purpose of reducing Operating Expenses (as opposed to those installed because of the obsolescence of the item being replaced or the recognition that such item has reached the end of its useful life) or are required or imposed by any law or governmental rule, regulation, or requirement that was not applicable to the Building or Common Area at the time the Building and the Common Area were constructed (each a "Permitted Capital Improvement"). The cost of each Permitted Capital Improvement shall be amortized over the useful life of that improvement consistent with generally accepted accounting principles consistently applied ("GAAP"), together with interest on the unamortized balance of such cost at the Interest Rate or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing or installing the Permitted Capital Improvement, to the extent that such higher rate is consistent with then prevailing market interest rates;

                  (xii) All Real Estate Taxes, as defined in Article VIII below; and

                  (xiii) Other expenses and costs reasonably necessary for operating and maintaining the Building, the Land and the Common Area.

To the extent that Landlord incurs Operating Expenses that relate to exterior Common Area serving both the Building and Building I or to the Corporate Park as a whole, only a proportionate amount of such Operating Expenses, as determined by Landlord, shall be included for the purposes of determining Tenant's Share of Operating Expenses under this Article.

         7.3 Exclusions from Operating Expenses. Notwithstanding Section 7.2, Operating Expenses shall not include any of the following: (i) depreciation or expenses for capital improvements made to the Land or Corporate Park, other than Permitted Capital Improvements; (ii) costs of repairs, restoration, replacements or other work occasioned by either (a) fire, windstorm or other casualty coverable by the property insurance required to be maintained by Landlord under Section 17.6, (whether such destruction be total or partial), provided, however, that up to Ten Thousand Dollars ($10,000.00) of the costs of such repairs and restoration may be included in Operating Expenses to the extent such costs are payable by Landlord pursuant to the deductible under its property insurance, (b) the exercise by governmental authorities of the right of eminent domain, whether such taking be total or partial, of (c) the negligence or intentional tort of Landlord, or any subsidiary or affiliate of Landlord, or any representative, employee or agent of same; (iii) interest and amortization of funds borrowed by Landlord, whether secured or unsecured, and other financing costs (except financing for Permitted Capital Improvements); (iv) bad debt charges; (v) leasing commissions or costs to obtain prospective or actual tenants of the Building; (vi) costs, fines, interest, penalties, legal fees or costs of litigation incurred due to

Landlord's late payment of taxes utility bills and other costs (or late filing of tax returns or other informational returns or reports), unless caused by late payment of Rent and other amounts by Tenant under this Lease (or, in the case of tax or informational returns or reports, Tenant's failure or delay in furnishing to Landlord information relative to Tenant required for the filing of the returns); (vii) costs incurred for any item covered by a manufacturer's, materialmen's, vendor's or contractor's warranty (a "Warranty") to the extent that proceeds under the Warranty are paid to Landlord for such item (but costs of obtaining recovery under the Warranty shall be included as part of Operating Expenses); (viii) income, excess profits, franchise taxes or other such taxes imposed on or measured by the income of Landlord from the operation of the Building (ix) costs of Landlord's defense of lawsuits against Landlord and any judgments or costs of settlement resulting from such lawsuits (but this exclusion shall not be deemed to limit in any way any indemnification by Tenant provided for in this Lease); (x) legal fees and other costs (including charges for prepayment of any indebtedness) incurred in connection with any mortgaging, financing, refinancing, sale, or change of ownership or entering into, extending, or modifying any financing, declaration of covenants, ground lease or other lease; (xi) the costs of services or items provided by Landlord's affiliates to the extent that such costs exceed reasonable and customary charges for such services or items in the Washington, D.C. metropolitan area (the "Market Area"); (xii) acquisition or leasing costs of sculpture, paintings or other objects of art; (xiii) accounting fees, other than those incurred in connection with the preparation of statements required pursuant to the provisions of this Lease; (xiv) costs and expenses (including court costs, attorneys' fees and disbursements) related to or in connection with disputes with any holder of a mortgage or by or among any persons having an interest in Landlord or the Corporate Park or any part thereof; (xv) consulting costs and expenses paid by Landlord, except those involving maintenance, repair, or improvement of the Common Area or Building; (xvi) any cost incurred in connection with the investigation or remediation of any Hazardous Material (as defined in Section 26.1) located in, on, under or about the Corporate Park as of the Date of Lease or any Hazardous Material stored, used or released by Landlord, its employees, agents, licensees, or tenants after the Date of Lease, and any cost incurred in connection with any government investigation, order, proceeding or report with respect thereto (unless such substances were introduced in the Building or Corporate Park by Tenant, its invitees or guests);
(xvii) costs or fees incurred in connection with a sale, lease or transfer (including testamentary transfers) of all or any part of the Corporate Park or any interest therein, or of any interest in Landlord, or in any person comprising, directly or indirectly, Landlord or in any person having an equity interest, directly or indirectly in Landlord; (xviii) the cost of any utilities consumed in Building I or the cost of any "tap fees" or one-time lump sum sewer or water connection fees for the Corporate Park payable in connection with the initial construction of the Corporate Park; (xix) any costs, fines or penalties incurred as a result of a violation by Landlord of any legal requirements which Landlord is required to comply with under the terms of this Lease; (xx) all costs and expenses (including services and utilities) paid directly by Tenant to the party (other than Landlord) from whom Tenant ordered such services; (xxi) costs for repairing, replacing or otherwise correcting defects (but not the costs of repair or normal wear and tear) in the initial construction of the Building or Building I; (xxii) Insurance Premiums or any premiums for insurance excluded from Insurance Premiums, Real Estate Taxes or any taxes excluded from Real Estate Taxes (Insurance Premiums and Real Estate Taxes being separately addressed elsewhere in this Lease); (xxiii) costs of initial construction of the Building or Building I or any of the Common Areas; (xxiii) costs and expenses incurred by Landlord associated with the operation of the legal entity or entities which constitute Landlord (as opposed to costs and expenses associated with the operation of the Corporate Park); (xxiv) rent for any on-site offices of Landlord or its managing agent; (xxv) charitable or political contributions;
(xxvi) intentionally omitted; (xxvii) intentionally omitted; and (xxviii) advertising and promotional expenditures in connection with leasing any space in the Corporate Park. There shall not be duplication in charges to Tenant by reason of the provisions setting forth Tenant's obligation to reimburse Landlord for Operating Expenses and any other provision in this Lease.

         7.4 Management Fee. In addition to Tenant's Proportionate Share of Operating Expenses, Tenant shall pay to Landlord, for each Calendar Year, an administrative fee for managing the Common Area equal to three percent (3%) of the Basic Rent payable by Tenant during such Calendar Year (the "Management Fee"). There shall be no other fee for management, overhead or supervision by Landlord included in Operating Expenses, except as provided in Section 7.2(i).

         7.5 Estimated Payments. Prior to the first day of the second Lease Year and prior to the first day of each Calendar Year thereafter during the Term, Landlord shall submit to Tenant a statement of Landlord's estimate of the monthly amount of Tenant's Share of Operating Expenses for such Calendar Year. In addition to the Basic Rent, Tenant shall pay to Landlord, beginning on the first day of the second Lease Year and continuing on the first day of each month thereafter during each Calendar Year during the Term, the monthly amount of the estimated Tenant's Share of Operating Expenses payable for such Calendar Year as set forth in Landlord's statement, plus one twelfth (1/12) of the Management Fee payable for that Calendar Year. However, if the first day of the second Lease Year is a day other than the first day of a calendar month, then the installment of Tenant's Share of Operating Expenses and Management Fee for the first month of the Term shall be pro rated on the basis of a thirty (30) day month. If Landlord fails to give Tenant notice of its estimated payments due under this Section for any Calendar Year, then Tenant shall continue making monthly estimated payments in accordance with the estimate for the previous Calendar Year until a new estimate is provided. When the new estimate is provided, Tenant shall pay, at the time its first monthly payment is due in accordance with the new estimate, any deficiency in monthly payments made during the preceding months of the Calendar Year in question. No delay by Landlord in providing any estimate under this Section or any statement under Section 7.5 shall excuse Tenant from paying Tenant's Share of Operating Expenses for any period within the Term. If Landlord determines during any Calendar Year that, because of unexpected increases in Operating Expenses, Landlord's estimate of the Operating Expenses for that Calendar Year was too low, then Landlord shall have the right to give a new statement of the estimated Tenant's Share of Operating Expenses for such Calendar Year or the balance thereof and to bill Tenant for any deficiency which may have accrued during such Calendar Year, and Tenant shall thereafter pay monthly estimated payments based on such new statement.

         7.6 Actual Operating Expenses. Within ninety (90) days after the end of each Calendar Year or as soon thereafter as reasonably practicable, Landlord shall submit a statement to Tenant showing the actual Operating Expenses for such Calendar Year and the amount of Tenant's Proportionate Share of such actual Operating Expenses. If, for any Calendar Year, Tenant's estimated payments exceeded Tenant's Proportionate Share of actual Operating Expenses,

Tenant shall receive a credit in the amount of the overpayment toward Tenant's next monthly payments of Operating Expenses. If, for any Calendar Year, Tenant's estimated monthly payments were less than Tenant's Proportionate Share of actual Operating Expenses, then Tenant shall pay the total amount of such deficiency to Landlord within thirty (30) days after receipt of the statement from Landlord. Landlord's and Tenant's obligations with respect to any overpayment or underpayment of Tenant's Proportionate Share of Operating Expenses shall survive the expiration or termination of this Lease.

         7.7 Audit Rights. Tenant or its agent shall have the right, for a period of ninety (90) days after Tenant's receipt of the statement of actual Operating Expenses for each Calendar Year, and upon giving reasonable notice to Landlord and during normal business hours, to audit, review and inspect at Landlord's offices Landlord's bills, invoices and records applicable to the actual Operating Expenses for that particular Calendar Year to verify the Operating Expenses. Such audit, review and inspection shall be at Tenant's sole cost, except as otherwise provided below. Unless otherwise mutually agreed, should such audit, review or inspection result in a dispute by Tenant as to the Operating Expenses charged by Landlord, such dispute shall be determined by arbitration, in the jurisdiction in which the Building is located, in accordance with the then current commercial rules of the American Arbitration Association. The costs of the arbitration shall be divided equally between Landlord and Tenant, except that each party shall bear the cost of its own legal fees, unless
(i) the arbitration results in a determination that Landlord's statement contained a discrepancy of less than five percent (5%) in Landlord's favor, in which event Tenant shall bear all costs incurred in connection with such arbitration, including, without limitation, reasonable legal fees, or (ii) the arbitration results in a determination that Landlord's statement contained a discrepancy of at least five percent (5%) in Landlord's favor, in which event Landlord shall bear all costs incurred in connection with such arbitration, including, without limitation, reasonable legal fees. If such review, audit or inspection reveals that Landlord overstated Tenant's obligation for Operating Expenses in any Calendar Year, the excess shall be credited against Tenant's next monthly payments of Operating Expenses. If such review, audit or inspection reveals that Landlord understated Tenant's obligation for Operating Expenses in any Calendar Year, Tenant shall pay the total amount of such deficiency to Landlord within thirty (30) days after such determination. During the pendency of any audit or arbitration proceedings as provided for in this Section, Tenant shall continue to make payments of Operating Expenses as required by this Lease.

         7.8 Direct Costs. Notwithstanding any other provision of this Lease, where utility costs or other costs are charged directly to or paid directly by a tenant of the Building other than Tenant ("Direct Payment Costs"), the Direct Payment Costs shall be excluded from Operating Expenses payable by Tenant under this Lease and Tenant's Proportionate Share of those costs which are of the same type as the Direct Payment Costs shall be appropriately adjusted as determined by Landlord. Tenant's Proportionate Share of all other Operating Expenses shall remain as set forth in Section 1.11. Tenant shall be liable for, and shall timely pay, all taxes levied against personal property and trade fixtures placed by Tenant in the Building.

                                  ARTICLE VIII

                                      TAXES

         8.1 "Real Estate Taxes" shall mean all taxes and assessments, including, but not limited to, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed by any governmental authority upon the Building, the Land and the Common Area, and upon the fixtures, machinery, equipment or systems in, upon or used in connection with any of the foregoing, and the rental, revenue or receipts derived therefrom, under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system. Real Estate Taxes shall not include any special assessments for public improvements, including, without limitation, road improvement assessments, special use area assessments and school district assessments (collectively, "Special Assessments"), levied as of the Date of Lease, but shall include Special Assessments levied after the Date of Lease and annual sewer and water front foot benefit charges. If at any time the method of taxation prevailing at the Date of Lease shall be altered so that in lieu of, as a substitute for or in addition to the whole or any part of the taxes now levied or assessed, there shall be levied or assessed a tax of whatever nature, then the same shall be included as Real Estate Taxes hereunder. Further, for the purpose of this Article, Real Estate Taxes shall include the reasonable expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in challenging or obtaining or attempting to obtain a reduction of Real Estate Taxes, regardless of the outcome of such challenge, provided that such challenge relates to a period elapsing during the Term (and in the event any challenge pertains to a period extending either before or after the Term, the costs of that challenge shall be appropriately prorated based upon the period covered by such challenge in relationship to the Term). Notwithstanding the foregoing, Landlord shall have no obligation to challenge Real Estate Taxes. Real Estate Taxes shall not include any (i) interest and penalties due to late payment (or late filing of returns) by Landlord, unless caused by Tenant's late payment or nonpayment, (ii) franchise, capital stock, or similar taxes of Landlord, (iii) any income, excess profits, or other taxes of Landlord determined on the basis of its income, receipts, or revenues, (iv) any sales or excise tax imposed on the rent payable by Tenant under the Lease, (v) any estate, inheritance, succession, gift, capital levy, or similar tax of Landlord, and (vi) any transfer taxes (except as provided in Section 27.18), recording fees, tap fees, excise taxes, license fees, permit fees, impact fees, or inspection fees payable in connection with Landlord's completion of the Corporate Park or any part thereof. Real Estate Taxes shall specifically exclude any abatements, reductions or credits received by Landlord. Assessments which may be paid over a period in excess of twelve months without penalties shall be included within taxes only to the extent such payments are required to be made within the particular Calendar Year. In the event any contest or appeal of the Real Estate Taxes for any given year during the Term shall result in a net refund of taxes (i.e., the net amount remaining after paying all costs and expenses of securing the refund, including reasonable attorneys fees) which were included in Operating Expenses for any calendar year for the purpose of calculating Tenant's Share of Operating Expenses, such share shall be recalculated to give effect to such net refund and Landlord shall pay to Tenant the amount of any overpayment by Tenant based upon such recalculation.

         8.2 Personal Property Taxes. Tenant shall be liable for, and shall timely pay, all taxes levied against personal property and trade fixtures placed by Tenant in the Building.

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                                   ARTICLE IX

                                     PARKING

         9.1. Parking Spaces. During the Term, Tenant shall have the right to use the Parking Space Allocation without charge of any kind. The Parking Space Allocation shall be unreserved and non-exclusive parking spaces as set forth in Section 1.14.

         9.2. Changes to Parking Facilities. Landlord shall have the right, from time to time, without Tenant's consent, subject to Tenant's right of quiet enjoyment, to change, alter, add to, temporarily close or otherwise affect the Parking Facilities in such manner as Landlord, in its sole discretion, deems appropriate, including, without limitation, the right to designate reserved spaces available only for use by one or more tenants (however, in such event, those parking spaces shall still be deemed Common Area for the purpose of the definition of Operating Expenses), provided that (except in emergency situations or situations beyond Landlord's control) Landlord shall provide alternative Parking Facilities sufficient to provide Tenant's Parking Space Allocation within the same approximate distance as the normal Parking Facilities are from the Building.

                                    ARTICLE X

                              USE; LEGAL COMPLIANCE

         Tenant shall occupy the Premises solely for the Permitted Use. The Premises shall not be used for any other purpose without the prior written consent of Landlord. Tenant shall comply, at Tenant's expense, with (i) all present and future laws, ordinances, regulations and orders of the United States of America, the State of Maryland and any other public or quasi-public federal, state or local authority ("Governmental Requirements") as such Governmental Requirements apply to Tenant's use and occupancy of the Premises, and (ii) any reasonable requests of any Mortgagee or any insurance company providing coverage with respect to the Premises. Without limiting the generality of the preceding sentence, Tenant shall comply with all Governmental Requirements pertaining to its improvement and use of the Premises, including, without limitation, the Americans with Disabilities Act of 1990, as amended, and all regulations promulgated thereunder (the "ADA"). Tenant shall not use or occupy the Premises in any manner that is unlawful or dangerous or that shall constitute waste, unreasonable annoyance or a nuisance to Landlord or the other tenants of the Building. However, Tenant shall not be required to comply with any Governmental Requirements (i) which would require Tenant to perform any Alterations if Tenant's use of the Premises without such Alterations is "grandfathered" under Governmental Requirements, (ii) which are required by reason of use or construction within any portion of the Building beyond the Premises, or (iii) which would require Tenant to correct or cure any defect or deficiency in work performed by Landlord which has been noted in writing by Tenant to Landlord within six (6) months after the earlier of the Commencement Date or the date that Tenant has taken occupancy of the Premises. Tenant shall not use, store or dispose of any hazardous, dangerous, inflammable, toxic or explosive materials on the Premises or otherwise act in a manner which will increase Landlord's insurance rates as set forth in Section 17.1 below. Landlord shall not have any liability for violations of Governmental Requirements created by Tenant or other tenants of the Building or Corporate Park.

                                   ARTICLE XI

                            ASSIGNMENT AND SUBLETTING

         11.1 Consent. Except as otherwise provided herein, Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet (or permit a third party to occupy or use) all or any part of the Premises, nor shall any assignment or transfer of this Lease occur by operation of law or otherwise, without the prior written consent of Landlord in each instance. Landlord's consent shall not be unreasonably withheld, conditioned, or delayed. If Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall notify Landlord in writing of such desire and the notice shall set forth the name and address of the proposed assignee or subtenant, the rent and all other sums to be paid under the proposed assignment or sublease, and all other material terms of the proposed assignment or sublease. The notice shall be accompanied by a current financial statement for the proposed assignee or subtenant prepared in accordance with GAAP and certified as correct by the chief financial officer or other authorized officer of the proposed assignee or subtenant. In addition, Landlord shall be entitled to review the documentation of the proposed assignment or sublease. Tenant shall also furnish to Landlord such additional information about the proposed assignee or subtenant and its intended use of the Premises as Landlord may reasonably request. Without limiting the matters which Landlord may take into consideration in determining whether to grant or deny its consent to the proposed assignment or sublease, Landlord shall be deemed to be reasonable in denying its consent (i) if the proposed assignee or subtenant is not reputable or does not have a previous record of honoring lease, credit, and other legal obligations or does not have a tangible net worth reasonably indicating that it is capable of satisfying its financial obligations under this Lease or the proposed sublease, as the case may be, in addition to its other liabilities, or (ii) if the use intended to be made of the Premises by the proposed assignee or subtenant, although in accordance with the Permitted Use, would interfere with any of the other uses being conducted in the Corporate Park or is not of a character in keeping with a first class office/R&D center. Within fifteen (15) days after written request by Landlord, Tenant shall pay to Landlord the reasonable attorneys' fees incurred by Landlord in connection with Tenant's request for consent to the assignment or subletting, up to a maximum of $1,000.00 for each such Tenant request. Any permitted assignment or sublease shall be subject to all of the terms of this Lease. In the event of a permitted assignment or sublease of twenty percent (20%) or more of the rentable area of the Building, other than a No Consent Transfer (as defined below), Tenant shall pay to Landlord, as and when received by Tenant, fifty percent (50%) of all rent, additional rent, or other consideration paid to Tenant by the assignee or subtenant in excess of the Rent payable by Tenant pursuant to this Lease, after recovery by Tenant of any remodeling, move in or other concession, brokerage, and legal expenses incurred by Tenant with respect to the assignment or transfer. Any assignment, transfer, encumbrance, or subletting undertaken without Landlord's written consent shall be voidable by Landlord and, at Landlord's election, constitute an Event of Default. Neither the consent by Landlord to any assignment, transfer or encumbrance of this Lease or subletting of all or any portion of the Premises, nor the collection or acceptance by Landlord of rent from any assignee, subtenant or occupant shall be construed as a waiver or release of any Tenant or Guarantor from the terms and conditions of this Lease or relieve Tenant or any subtenant, assignee or other party from obtaining the consent in writing of Landlord to any further assignment, transfer, encumbrance or subletting. Tenant hereby assigns to Landlord the rent and other sums due from any subtenant, assignee or other occupant of the Premises and hereby authorizes and directs each such subtenant, assignee or other occupant to pay such rent or other sums directly to Landlord; provided, however, that until the occurrence of an Event of Default, Tenant shall have the license to continue collecting such rent and other sums. For purposes of this
Section 11.1, except during any period in which Tenant's stock is publicly traded and except with respect to transfers made in connection with a proposed public offering or debt placement by Tenant, a "Control Transfer" (defined below) shall be deemed to be an assignment of this Lease subject to Landlord's reasonable approval as set forth above. "Control Transfer" means a transfer by Stephen J. Trevisan, at any one time or cumulatively, of fifty percent (50%) or more of the beneficial interests which he holds in Tenant as of the Date of Lease (whether stock, partnership interests, membership interests or other form of ownership or control), other than to his estate, court appointed representative in the case of incompetency, spouse, descendants, or trust for the benefit of his spouse and/or descendants. A dilution of Mr. Trevisan's beneficial interests in Tenant resulting from the issuance by Tenant of additional stock or other beneficial interests shall not be deemed to be a Control Transfer so long as Mr. Trevisan continues to hold at least a five percent (5%) ownership interest in Tenant after the transfer. Landlord shall be entitled to reject any proposed Control Transfer to a party (a) that is known in the community as being of bad moral character; (b) that is controlled, directly or indirectly, by persons who have been convicted of felonies in any state or federal court; or (c) that has failed to honor its material financial obligations within the five (5) year period immediately preceding the effective date of the proposed Control Transfer (a "Non-Permissible Party"). In the event of a proposed Control Transfer to a party other than a Non-Permissible Party, if the transfer is not approved by Landlord, the Control Transfer may nevertheless take place if, prior to the effective date of such transfer, Tenant delivers to Landlord an additional Security Deposit. The additional Security Deposit shall
(1) be in the form of cash or a letter of credit meeting the requirements of
Section 6.1, (2) be in an amount sufficient to increase the total amount of the Security Deposit under this Lease to Three Hundred Twenty Thousand Eight Hundred Twenty and 50/100 Dollars ($320,820.50) if the effective date of the Control Transfer occurs prior to the commencement of the ninth (9th) Lease Year or One Hundred Ninety- Two Thousand Seventy- Four and 35/100 Dollars ($192,074.35) if the effective date of the Control Transfer occurs on or after the commencement of the ninth (9th) Lease Year (or during the Renewal Period), and (3) be subject to the terms of Section 6.1 as if it were a part of the original Security Deposit. Upon the posting of the additional Security Deposit, the reduction provisions of Section 6.2 shall not apply. Instead, if the additional Security Deposit is posted prior to the commencement of the ninth (9th) Lease Year, then the total amount of the Security Deposit may be reduced to One Hundred Ninety-Two Thousand Seventy- Four and 35/100 Dollars ($192,074.35) upon the commencement of the ninth (9th) Lease Year and shall remain at that amount for the duration of the Term (including the Renewal Period).

         11.2 Surrender. In the event of an assignment or subletting not consented to by Landlord, Landlord shall have the right, by notice given to Tenant, to terminate this Lease in its entirety in the event of an assignment or as to the subleased portion of the Premises in the event of a sublease, and to require that all or part, as the case may be, of the Premises be surrendered to Landlord for the balance of the Term.

         11.3 Permitted Assignment and Subletting. Notwithstanding any other provision of this Lease to the contrary, Tenant has the right to assign this Lease or sublet the Premises in whole or in part to any subsidiary of Tenant, affiliate of Tenant, or successor corporation or successor partnership to Tenant with financial strength equal to or greater than that of Tenant, without Landlord's consent, upon giving Landlord ten (10) days' prior written notice of such assignment or subletting. Any such assignment or subletting is herein referred to as a "No Consent Transfer". A "subsidiary" of Tenant shall mean any corporation having fifty-one percent (51%) or more of its outstanding voting stock owned, directly or indirectly, by Tenant. An "affiliate" of Tenant shall mean any corporation which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For the purpose of the definition of "affiliate", the word "control" (including "controlled by" and "under common control with"), as used with respect to any corporation, partnership, or association shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a particular corporation, partnership or association, whether through the ownership of voting securities or by contract or otherwise. A "successor corporation or successor partnership" shall mean any corporation or partnership into which Tenant is merged or with which Tenant is consolidated or to which all or a substantial portion of Tenant's assets are transferred. In addition, Tenant, without the necessity of Landlord's consent, shall be entitled to enter into subleases or license agreements with parties who are bona fide joint venture partners with Tenant in particular drug testing projects, provided that Tenant or any subsidiary, affiliate or successor corporation of Tenant shall continue to occupy not less than eighty percent (80%) of the rentable area of the Building after such sublease or license.

                                   ARTICLE XII

                             MAINTENANCE AND REPAIR

         12.1 Landlord's Obligation. From and after the Commencement Date and throughout the Term, Landlord shall keep and maintain in good condition and repair and in a manner consistent with comparable buildings in the Gaithersburg, Maryland area, the following: (i) the Land and Common Area, (ii) the structural elements, foundation, exterior walls, and roof of the Building, including, without limitation, masonry, curtain walls, structural walls, columns, and floor slab, and (iii) the mechanical systems (i.e., the plumbing, electrical, HVAC, security and sprinkler systems) of the Building which are a part of the Building Shell and the loading docks of the Building, all of the foregoing being hereinafter referred to, collectively, as the "Landlord Repair Items". Landlord shall comply with Governmental Requirements as they relate to the Land, Common Area and the Landlord Repair Items. The cost of maintenance, repairs, and replacements to the Common Area and the Building shall be included in the Operating Expenses (unless otherwise expressly excluded under this Lease or the responsibility of Landlord under Article XXI) and paid by Tenant as and to the extent provided in Article VII. Subject to the provisions of Article XXI Section 17.7, if any repairs or replacements to the Common Area or Building are necessitated by the negligence or willful misconduct of Tenant, its assignees or subtenants, or its or their agents, servants, employees, contractors, invitees, licensees, customers or subtenants ("Permittees"), Tenant, at its own expense, shall promptly make such repairs and replacements [or, if requested by Landlord, Tenant will reimburse Landlord for the costs of such repairs and replacements within thirty (30) days of written demand]. Tenant shall promptly notify Landlord of any maintenance, repairs, and replacements to the Common Area or Building of which Tenant becomes aware. Landlord shall not be responsible for any maintenance, repair, or replacement which are Tenant's responsibility under the express terms of this Lease.

         12.2 Tenant's Obligation. Subject to the obligations of Landlord pursuant to Section 12.1 above, from and after the Commencement Date and throughout the Term, Tenant shall maintain the non-structural portion of the Premises in good condition and repair, at its sole expense, in a manner consistent with comparable buildings in the Gaithersburg, Maryland area, ordinary wear and tear, damage from casualty or condemnation, and damage caused by Landlord or Landlord's Agents excepted. Tenant's obligation under this Section shall include, without limitation, (i) the maintenance, repair, and replacement of any equipment, fixtures or other improvements to the Premises that are part of the Tenant Work and are not "building standard" items (excluding mechanical systems, unless exclusively serving the Premises), all doors and windows of the Premises which are not "building standard", all facilities and equipment located within the Premises that exclusively serve the Premises, and all personal property within the Premises, and (ii) the repair of any and all damage caused by Tenant or Tenant's agents, employees, contractors, subcontractors or invitees, to the Premises. Subject to the provisions of
Section 17.7 below, Tenant also shall be responsible, at its sole expense, for
(a) the full cost of repairs (including interest thereon at the Interest Rate from the date due until paid) of any and all damage caused by Tenant or its Permittees to the Building and the Common Area, ordinary wear and tear and damage by fire, casualty or condemnation excepted, and, (b) the maintenance, repair, and replacement of Tenant's Sign in accordance with Section 14.2, and
(c) the maintenance, repair, and replacement of any facilities and equipment located outside of the Premises that exclusively serve the Premises.

         12.3     Landlord's Right to Maintain or Repair. If, within fifteen
(15) days following written notice to Tenant (or within such shorter time as may reasonably be designated by Landlord if exigent circumstances require prompter action), Tenant fails to perform any maintenance, repair, or replacement which Tenant is obligated to perform under Section 12.2 or elsewhere in this Lease, Landlord may, at its option, cause such maintenance, repairs or replacements to be made. Within fifteen (15) days after written demand by Landlord, Tenant shall pay to Landlord all reasonable costs incurred in connection therewith, plus interest thereon at the Interest Rate from the due date until paid.

                                  ARTICLE XIII

                        INITIAL CONSTRUCTION; ALTERATIONS

         13.1. Initial Construction. Landlord and Tenant agree that the construction of the Tenant Work and other initial construction with respect to the Premises shall be performed in accordance with Exhibit B attached hereto and made a part hereof.

         13.2. Alterations. Tenant shall not make or permit any Alterations, without the prior written consent of Landlord. Such consent shall not be unreasonably withheld or delayed in the case of interior Alterations which do not affect the structure, roof, foundation, exterior walls, or mechanical or sprinkler systems of the Building or Premises and may be granted or withheld in

Landlord's sole discretion in the case of all other Alterations. Landlord may impose any reasonable conditions to its consent to Alterations, including, without limitation, (i) delivery to Landlord, as the work progresses, of partial waivers of mechanic's and materialmen's liens with respect to the Premises, the Building and the Land for all work, labor and services performed and materials furnished, signed by all contractors, subcontractors, materialmen and laborers participating in the Alterations (with a final fully executed release of liens to be delivered to Landlord upon completion of the Alterations), (ii) prior approval of the plans and specifications and Tenant's contractor(s) with respect to the Alterations, and (iii) supervision by Landlord or Landlord's representative of the Alterations. The Alterations shall conform to the requirements of Landlord's and Tenant's insurers and of the federal, state and local governments having jurisdiction over the Premises (including, without limitation, all applicable provisions of the ADA), shall be performed in accordance with the terms and provisions of this Lease in a good and workmanlike manner and shall not adversely affect the value, utility or character of the Premises or the Building. If the Alterations are not performed in accordance with the terms hereof, Landlord shall have the right, at Landlord's option, to halt any further Alterations, or to require Tenant to construct the Alterations as herein required or, in the event that Tenant begins performing the Alterations without first obtaining Landlord's prior written consent, to require Tenant to restore the Premises to the condition in which they existed before such Alterations. Notwithstanding the foregoing, if any mechanic's or materialmen's lien is filed against the Premises, the Building or the Land for work claimed to have been done for, or materials claimed to have been furnished to or for the benefit of Tenant, such lien shall be discharged of record by Tenant within fifteen (15) days after the date of filing by the payment thereof or the filing of any bond required by law. If Tenant shall fail to timely discharge any such lien, Landlord may (but shall not be obligated to) discharge the same, the cost of which shall be paid by Tenant within ten (10) days of demand by Landlord. Such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. Neither Landlord's consent to the Alterations nor anything contained in this Lease shall be deemed to be the agreement or consent of Landlord to subject Landlord's interest in the Premises, the Building or the Land to any mechanic's or materialmen's liens which may be filed in connection with the Alterations. Tenant shall be entitled to install normal decorations in the Premises without Landlord's prior consent.

         13.3. Removal of Alterations. All or any part of the Alterations whether made without the consent of Landlord, shall, at Landlord's option, either be removed by Tenant at its expense before the expiration of the Term or shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property of Landlord without disturbance, molestation or injury, provided that Tenant shall have the right and the obligation to remove any and all removable Alterations which constitute trade fixtures and detachable furniture prior to the Expiration Date or earlier termination of this Lease. Notwithstanding the foregoing, Landlord shall not be entitled to require the removal of any Alteration unless Landlord advises Tenant in writing, not later than six (6) months before the expiration of the Term, that removal of that Alteration is required. If Landlord requires the removal of all or part of the Alterations, Tenant, at its expense, shall repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove any Alterations which Landlord has requested be removed, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal and repair of any damage caused by the same, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to and paid by Tenant upon demand.

         13.4. Landlord Alterations. Landlord shall have no obligation to make any Alterations in or to the Premises, the Building, the Common Area or the Land except as specifically provided in the Work Agreement or otherwise herein. Landlord hereby reserves the right, from time to time, to make Alterations to the Building, Common Area, or Corporate Park, erect other buildings and structures in the Corporate Park, and erect such scaffolding and other aids to construction in or adjacent to and about the Building as Landlord reasonably deems appropriate, and, subject to Tenant's right of quiet enjoyment, no such Alterations, changes, construction or erection shall constitute an eviction, constructive or otherwise, or permit Tenant any abatement of Rent or other claim.

                                   ARTICLE XIV

                                      SIGNS

         14.1. General. Other than building standard door signage at the entry to Tenant's suite, to be provided at Landlord's expense, no other sign, advertisement or notice shall be inscribed, painted, affixed, placed or otherwise displayed by Tenant on any part of the Land or the outside or the inside (including, without limitation, the windows) of the Building or the Premises without the prior written consent of Landlord, except that a sign which displays Tenant's "corporate logo" shall be permitted in the reception area of the Premises. Any other permitted signs shall be installed and maintained by Landlord at Tenant's sole expense. Landlord shall have the right to prohibit any sign, advertisement, notice or statement to the public by Tenant which, in Landlord's opinion, tends to impair the reputation or desirability of the Building. If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay any and all expenses incurred by Landlord in such removal, together with interest thereon at the Interest Rate, upon demand.

         14.2. Building Sign. Notwithstanding the foregoing, provided the same is in accordance with applicable zoning and other laws and regulations and with private restrictions of record, Tenant shall have the right, at its sole expense, to install on the top right corner of the exterior facade of the Building facing Building I a sign displaying the "corporate logo" of Tenant having the design shown and depicted on the architectural drawing to scale attached hereto as Exhibit D-1 and made a part of this Lease ("Tenant's Sign"), provided that (i) the size, fabrication, lighting, location and manner of installation of Tenant's Sign shall be subject to Landlord's prior written approval, to be granted or withheld in Landlord's sole discretion; (ii) the installation of Tenant's Sign shall not damage or otherwise adversely affect the structure or any component of the Building or invalidate or impair the coverage of any warranty applicable to the same, (iii) in installing Tenant's Sign, Tenant shall be subject to Section 13.2 as if such installation were the installation of Alterations, (iv) after installing Tenant's Sign, Tenant, at its own expense, shall maintain Tenant's Sign in good condition and repair at all times, as needed, (v) upon termination of this Lease, Tenant shall remove Tenant's Sign from the Building in accordance with Section 13.3 as if Tenant's Sign were Alterations which Landlord required Tenant to remove, and (vi) Tenant's indemnification set forth in Section 19.2 shall extend to all matters arising from or related to Tenant's installation, maintenance and removal of Tenant's

Sign. The size of Tenant's sign shall be Tenant's pro rata share (based upon rentable area) of the total sign area permitted for the Building. Tenant, at its own expense, shall obtain all permits and approvals from the applicable authorities, including, without limitation, Montgomery County, required for the installation of Tenant's Sign. All reasonable costs incurred by Landlord in regard to the installation of the Tenant's Sign, including, but not limited to, the costs to review plans and specifications and to oversee or inspect the installation, shall be reimbursed by Tenant to Landlord within fifteen (15) days after written request by Landlord. The rights provided for in this Section 14.2 shall not run in favor of any assignee or subtenant of Tenant except for a permitted assignee, or a permitted subtenant of the entire Premises, pursuant to
Section 11.3. In the event of an assignment or subletting which is not pursuant to Section 11.3, Tenant shall remove Tenant's Sign in the manner specified in clause (v) above as if this Lease had terminated.

                                   ARTICLE XV

                         TENANT'S EQUIPMENT AND PROPERTY

         15.1. Moving Tenant's Property. Any and all damage or injury to the Premises or the Building or Common Area caused by moving the property of Tenant into or out of the Premises, or due to the same being on the Premises, shall be repaired by Landlord, at the expense of Tenant. Any furniture, equipment or other bulky matter of any description shall be delivered only through the designated delivery entrance in the Building (if any), or by such other means as Landlord may reasonably approve, at such times as may be reasonably designated by Landlord. The moving of furniture, equipment, and other materials into the Premises upon Tenant's initially taking occupancy of the Premises shall be subject to the observation and general supervision of Landlord. Thereafter, Tenant shall give Landlord at least five (5) days' notice (oral or written) prior to moving any bulky furniture, equipment, or other materials into or out of the Premises so that Landlord may again observe and generally supervise the moving. In no event, however, shall Landlord be responsible for any damages to or charges for moving the same. Tenant shall promptly remove from the Common Area any of Tenant's furniture, equipment or other property which it deposits there.

         15.2. Installing and Operating Tenant's Equipment. Without first obtaining the written consent of Landlord, to be granted or withheld in Landlord's sole discretion, Tenant shall not install or operate in the Premises
(i) any electrically operated equipment or other machinery, other than standard office and laboratory equipment that does not require wiring, cooling or other service in excess of Building standards, (ii) any equipment of any kind or nature whatsoever which will require any changes, replacements or additions to, or material changes in the use of any water, heating, plumbing, air conditioning or electrical system of the Premises or the Building, or (iii) any equipment which causes the floor load to exceed the design limits. Landlord's consent to such installation or operation may be conditioned upon the payment by Tenant of additional compensation for any power, wiring, cooling or other service or Alterations that may result from such equipment. Machines and equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein so as to be objectionable to Landlord or any other tenants or occupants of the Building shall not be installed by Tenant and Landlord shall use reasonable efforts to uniformly enforce such rule in Building II.

         15.3. Rooftop Equipment. Tenant shall have the right, at its own expense, to install on the roof of the Building such HVAC package units which are not a part of the Building Shell as may be required under the Plans to furnish heating, ventilation, and air conditioning to the Building and, if in accordance with applicable zoning and other laws and regulations and with private restrictions of record, one (1) antenna or satellite dish (collectively, the "Rooftop Equipment"), provided that (i) the design, size, shape, location, and manner of installation of the Rooftop Equipment shall be subject to Landlord's prior written approval, to be granted or denied in Landlord's sole discretion, and Tenant, at Tenant's sole cost, shall cause the Rooftop Equipment to be adequately screened from view by an enclosure constructed of such materials as may be reasonably specified by Landlord; (ii) the installation of the Rooftop Equipment shall not damage or otherwise adversely affect the roof or any other component of the Building or invalidate or impair the coverage of any warranty applicable to the same, (iii) in installing the Rooftop Equipment, Tenant shall be subject to Section 13.2 as if such installation were the installation of Alterations (including, without limitation, the requirement that such installation comply with all applicable laws); (iv) after installing the Rooftop Equipment, Tenant, at its own expense, shall maintain the Rooftop Equipment in good condition and repair at all times, (v) Tenant's operation of any rooftop antenna or satellite dish shall not interfere with the operation of communications equipment elsewhere in, on, or near the Building, (vi) upon termination of this Lease, the Rooftop Equipment shall be subject to removal from the Building in compliance with Section 13.3 as if the Rooftop Equipment were Alterations, (vii) Tenant's indemnification set forth in Section 19.2 shall extend to all matters arising from or related to Tenant's installation, use, maintenance, and removal of the Rooftop Equipment, and (viii) Tenant shall use the Rooftop Equipment solely for its own use and benefit and shall not grant to any third party the right to use the Rooftop Equipment. Tenant, at its own expense, shall obtain all permits and approvals from the applicable authorities, including, without limitation, the City of Gaithersburg and Montgomery County, required for the Rooftop Equipment. Landlord shall reasonably cooperate in those efforts. All reasonable costs incurred by Landlord in regard to the installation of the Rooftop Equipment, including, without limitation, the costs to seek permits and approvals, review plans and specifications, and oversee or inspect the installation, shall be reimbursed by Tenant to Landlord within fifteen (15) days after written request by Landlord. Any costs incurred by Tenant in connection with any rooftop antenna or satellite dish shall not be payable from the Tenant Improvement Allowance.

         15.4 Outside Generator. Tenant shall also have the right, at its own expense, to install outside the Building an electrical generator to provide emergency power in the event that the system supplying electricity to the Building fails (the "Outdoor Generator"). All of the provisions of Section 15.3 applicable to the Rooftop Equipment shall equally apply to the Outdoor Generator and the location, size and noise level of the Outdoor Generator shall be subject to Landlord's prior written approval, which approval Landlord will not unreasonably withhold.

                                   ARTICLE XVI

                                 RIGHT OF ENTRY

         Tenant shall permit Landlord or its Agents, upon twenty-four (24) hours notice (except in an emergency, in which event no notice shall be required), to enter the Premises, without charge therefor to Landlord and without diminution of Rent: (i) to examine, inspect and protect the Premises and the Building; (ii) to make such alterations and repairs or perform such maintenance which in the reasonable judgment of Landlord may be deemed necessary or desirable; (iii) to exhibit the same to prospective purchasers of the Building or to present or future Mortgagees; or (iv) during the last six (6) months of the Term to exhibit the same to prospective tenants and erect on, in, or outside the Building, but outside the Premises, a suitable sign indicating that space is available within the Building. In connection with such entry rights of Landlord, Tenant shall provide Landlord and its Agents with access cards or an access code in order to enter all of the Premises despite any additional security system that Tenant may install.

                                  ARTICLE XVII

                                    INSURANCE

         17.1. Insurance Rating. Tenant shall not conduct or permit any activity, or place any equipment or material in or about the Premises, the Building or the Common Area which will increase the rate of property or other insurance carried by Landlord on the Building or Common Area or insurance benefiting any other tenant of the Building or Corporate Park; and if any increase in the rate of insurance is stated by any insurance company or by the applicable insurance rating bureau to be due to any activity, equipment or material of Tenant in or about the Premises, the Building or the Common Area, such statement shall be conclusive evidence that the increase in such rate is due to the same and, as a result thereof and provided that Landlord has delivered a copy of such statement to Tenant in accordance with the provisions of Section 27.6 hereof, Tenant shall pay such increase to Landlord upon demand.

         17.2. Tenant's Liability Insurance. Tenant shall, at its sole expense, procure and maintain throughout the Term a commercial general liability policy insuring against claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in, and maintenance and use of the Premises, Building and Common Area, and (iv) Tenant's liability assumed under this Lease. Such insurance shall have such minimum limits as are reasonably required by Landlord, but in no event less than a combined single limit of Two Million Dollars ($2,000,000.00) per occurrence and Three Million Dollars ($3,000,000) in the aggregate per year for death, bodily injury, and property damage.

         17.3. Tenant's Property Insurance. Tenant shall, at its sole expense, procure and maintain throughout the Term "special form" property insurance (i.e., property insurance written on an "all risk" basis) insuring any Alterations made by Tenant, any other improvements which Tenant is responsible to repair under this Lease, and all of Tenant's personal property, including, but not limited to, equipment, furniture, fixtures, and furnishings, for not less than the full replacement cost of these items. All proceeds of such insurance shall be used to repair or replace these items.

         17.4.    [INTENTIONALLY OMITTED]

         17.5. Requirements of Insurance Coverage. All such insurance required to be carried by Tenant herein shall be with an insurance company licensed to do business in the State of Maryland and approved by Landlord. Such insurance shall (i) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has released its right of action against any party before the occurrence of a loss; and (ii) provide that the policy shall not be canceled, materially amended or failed to be renewed without at least thirty (30) days' prior written notice, [ten (10) days if due to non-payment of premium] to Landlord and, at Landlord's request, any Mortgagee. In addition, (a) Tenant's commercial general liability policy shall name Landlord and Landlord's Mortgagee, or any successor or assign thereof that Landlord shall designate in writing, as additional insured parties; and (b) Tenant's property insurance shall name Landlord and Landlord's Mortgagee, or any successor or assign thereof that Landlord shall designate in writing, as loss payees, except with respect to proceeds payable for loss or damage to Tenant's movable equipment, furniture, furnishings and other personal property. On or before the Commencement Date and, thereafter not less than thirty (30) days before the expiration date of any insurance policy required to be maintained under this Article XVII, an original of such policy (including any renewal or replacement policy) or a certified copy or certificate of insurance thereof, together with evidence satisfactory to Landlord of the payment of all premiums for such policy, shall be delivered to Landlord and, at Landlord's request, to any Mortgagee.

         17.6. Landlord's Insurance. Landlord shall procure and maintain during the Term: (i) commercial general liability insurance against claims for bodily injury, death or property damage, occurring on, in or about the Building having limits of not less than Two Million Dollars ($2,000,000) per occurrence and Three Million Dollars ($3,000,000.00) in the aggregate per year; (ii) "special form" (all risk) property insurance insuring the Building for not less than its full replacement cost, exclusive of excavations, footings and foundation below the lowest floor level and (iii) a policy of rent loss insurance with respect to the Building providing coverage in the amount of one year's Basic Rent. Notwithstanding the foregoing, Landlord's property insurance shall not be required to cover the items required to be covered by Tenant's property insurance under Section 17.3. The cost of Landlord's insurance shall be part of the Operating Expenses under Article VII.

         17.7. Waiver of Subrogation. Each party hereby releases the other party from any and all liability for loss or damage to property owned by the releasing party caused by the act or omission of the other party, its agents, officers or employees, to the extent such loss or damage is covered by the property insurance required to be maintained by the releasing party under this
Article XVII or would be covered by such insurance if such insurance were, in fact, so maintained; provided that such release (i) shall not apply to the extent of any deductible provided for by the releasing party's policy of property insurance, up to a maximum amount of Twenty-Five Thousand Dollars ($25,000), and (ii) shall be effective only as to a loss or damage occurring while the appropriate policy of insurance of the releasing party provides that such release shall not impair the effectiveness of such policy or the insured's ability to recover thereunder. Each party shall use reasonable efforts to have a clause to such effect included in the insurance policies required to be maintained hereunder and shall promptly notify the other in writing if such clause cannot be included in any such policy.

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

                                  ARTICLE XVIII

                             SERVICES AND UTILITIES

         18.1. Services to the Premises. Landlord shall provide to the Premises throughout the Term: (i) electrical service sufficient for normal office use; (ii) heating and air conditioning sufficient for normal office use from 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. Saturday, except for holidays set forth in Exhibit E hereto; (iii) regular trash removal from the Building; (iv) hot and cold water from points of supply; (v) normal and customary janitorial service as set forth in Exhibit G attached hereto and made a part hereof; and (vi) restrooms as required by applicable code.

         18.2. After-Hour Services to the Premises. If Tenant requires or requests that heating and air conditioning service be furnished to the Premises by Landlord during periods in addition to the periods set forth in Section 18.1, Tenant shall obtain Landlord's consent to such additional service by providing at least twenty-four (24) hours prior notice to Landlord or Landlord's Agent and, if such consent is granted, shall pay upon demand the after hours charge for such service established from time to time by Landlord, provided that such after hours charge shall be applicable uniformly to the other tenants in the Building. Landlord's consent to after hours service shall not be unreasonably withheld or delayed.

         18.3. Interruption of Services. Landlord shall not be liable for, nor shall there be any abatement of Rent or constructive eviction for, the failure to furnish or the delay or suspension in furnishing any of the services, either ordinary or extraordinary, required under this Article, whether caused by breakdown, maintenance, repair, strikes, scarcity of labor or materials, acts of God or any other cause whatsoever, unless caused by the gross negligence or willful misconduct of Landlord or its Agents. In the event of any interruption of services or utilities solely resulting from any negligence or intentional misconduct by Landlord which renders Tenant unable to make reasonable use of the Building for a period of more than four (4) consecutive business days or more than an aggregate of five (5) business days in any Calendar Year, all Rent for the Building shall abate until the use is restored to Tenant of the Building.

         18.4. Separate Billing. Landlord reserves the right to separately meter or monitor the utility services provided to the Premises and bill the charges directly to Tenant or to separately meter any other tenant or enter into separate agreements with other tenants for the provision of Building services and bill the charges directly to such tenants for such separate utilities or services and to make appropriate adjustments to Tenant's Proportionate Share based on such arrangements.

         18.5. Utility Charges. All gas, heat, telephone, and other utility service used by Tenant in the Premises shall be paid for by Tenant except to the extent the cost of same is included within Operating Expenses. All electricity used in the Premises will be measured by a submeter installed by Landlord at Tenant's sole cost and expense and Tenant will pay to Landlord monthly the cost of such usage as so measured, based upon the average unit cost of all of the electricity metered to the Building during the preceding month.

         18.6. Security; Access. No installation by Landlord of any security or alarm system for the Building and no engagement by Landlord of a professional security service for the Building (in the event that Landlord determines, in its sole discretion, to engage such a service) shall in any way increase Landlord's liability for occurrences and/or consequences which such a system or service are designed to detect or avert and Tenant shall look solely to its insurer for claims for damages or injury to any property. Tenant shall have the right to install its own security system for all or any portion of the Premises at its sole cost. All employees will be issued an electronic card or conventional key for the door entry system utilized in the Building at Tenant's expense which will allow access to the Building after hours. Tenant and its Agents shall have access to the Building and the Premises twenty-four (24) hours per day, seven
(7) days per week.

         18.7. Electrical and Telecommunications Connections. Tenant shall have the exclusive right to use one of the existing four (4) inch diameter conduits connecting the Building and Building I for electrical distribution and the non-exclusive right in common with other tenants of the Building to use one of such four (4) inch conduits for wiring for telecommunications and data transmission.

                                   ARTICLE XIX

                        LIABILITY OF LANDLORD; INDEMNITY

         19.1. No Liability. Landlord and its Agents shall not be liable to Tenant or its Agents for, and Tenant, for itself and its Agents, does hereby release Landlord and its Agents from, liability for any damage, compensation or claim arising from (i) the necessity of repairing any portion of the Premises or the Building or the Common Area or any structural defects thereto (subject to the provisions of Section 27.1 below); (ii) any interruption in the use of the Premises or the Common Area (subject to the provisions of Sections 18.2 and 21.1); (iii) fire or other casualty; (iv) personal or property injury, damage or loss caused by other than fire or other casualty and resulting from the use or operation (by Landlord, Tenant, or any other person whomsoever) of the Building or the Common Area (subject to the indemnity provisions below); (v) intentionally omitted; (vi) robbery, assault or theft; or (vii) any leakage in the Premises from water, rain, snow or other cause whatsoever, except to the extent that such events, other than that described in clause (iii) to the extent covered by insurance, result from the gross negligence or willful misconduct of Landlord. Subject to Tenant's right of quiet enjoyment hereunder, no such occurrence shall give rise to constructive eviction. Any goods, automobiles, property or personal effects stored or placed by Tenant or its Agents in or about the Premises, the Building or the Common Area shall be at the sole risk of Tenant, and Landlord and its Agents shall not in any manner be held responsible therefor. Except to the extent expressly prohibited by law, Landlord and Tenant each waive any claim it might have against the other or its respective Agents for any consequential damages sustained by such waiving party arising out of the loss or damage to any person or property. With respect to any provision of this Lease which provides, in effect, that Landlord shall not unreasonably withhold, condition or delay any consent or approval, Tenant shall in no event be entitled to make any claim for money damages in excess of One Hundred Thousand Dollars ($100,000) (the "Damage Limit"), based upon any claim or assertion by Tenant that Landlord has unreasonably withheld, conditioned or delayed any such consent or approval in any particular instance, except the Damage Limit shall not apply to the failure of Landlord to comply with the decision rendered by the arbitrator pursuant to Section 19.4 below as soon as practicable following Landlord's receipt (or refusal of receipt) or written notice of the decision. Nothing in this Section shall be deemed to limit Tenant's right to pursue an action or proceeding to enforce any such provision by specific performance, injunction or declaratory judgment.

         19.2. Tenant's Indemnity. Subject to Section 17.7, Tenant shall indemnify and hold harmless Landlord and its Agents from and against any and all damage, claim, liability, cost or expense (including, without limitation, reasonable attorneys' or other professionals' fees) of every kind and nature (including, without limitation, those arising from any injury or damage to any person, property or business, and those arising from Tenant's failure to comply with all applicable provisions of the ADA) incurred by or claimed against Landlord or its Agents, as a result or arising out of Tenant's or its Agents' use and occupancy of the Premises, use of other portions of the Building or of the Common Area or from Tenant's breach of this Lease, except if caused by the negligence or intentional misconduct of Landlord, its Agents, or its property manager. The provisions of this Section shall survive expiration or other termination of this Lease. Notwithstanding the foregoing or any other provision of this Lease, in no event shall Tenant have any liability for any indirect, consequential, exemplary or punitive damages under this Lease.

         19.3. Landlord's Indemnity. Subject to Sections 17.7, 18.3, and 19.1, Landlord shall indemnify and hold harmless Tenant and its Agents from and against any and all damage, claim, liability, cost or expense (including, without limitation, reasonable attorneys' or other professionals' fees) of every kind and nature (including, without limitation, those arising from any injury or damage to any person, property or business) incurred by or claimed against Tenant or its Agents as a result or arising out of Landlord's or its Agents' management and maintenance of the Building or the Common Area or from Landlord's breach of this Lease, except if caused by the negligence or intentional misconduct of Tenant or its Agents. The provisions of this Section shall survive expiration or other termination of this Lease. Notwithstanding the foregoing or any other provision of this Lease, in no event shall Landlord have any liability for any indirect, consequential, exemplary or punitive damages under this Lease.

         19.4. Mandatory Binding Arbitration. The parties desire to provide a mechanism to promptly resolve disputes arising by reason of Tenant's contention that Landlord has unreasonably withheld, delayed or conditioned its consent or approval in any instance where this Lease expressly requires that such consent or approval not be unreasonably withheld, delayed or conditioned. Consequently, if, at any time and for any reason, Tenant believes that Landlord has unreasonably withheld, delayed or conditioned its consent or approval under this Lease, in contravention of the express terms of this Lease, Tenant may send written notice to Landlord requiring that such dispute be submitted to binding arbitration by a single arbitrator in accordance with the rules of the American Arbitration Association. To be effective, such notice by Tenant shall be given within thirty (30) days following Tenant's receipt (or refusal of receipt) of Landlord's written notice denying consent to or disapproving the matter at issue or setting forth Landlord's conditions to the consent or approval of such matter. The arbitrator shall be an experienced real estate attorney in the Washington, D.C. metropolitan area, who is in active practice. Absent mutual consent of Landlord and Tenant, neither such attorney nor his firm shall do any work for either Landlord or Tenant, or any individual owning more than ten percent (10%) of the ownership interests in Landlord or Tenant. In the event that Landlord and Tenant are unable mutually to agree upon the arbitrator within five (5) business days following written

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

request from Tenant to appoint the arbitrator, then the American Arbitration Association (or any successor organization, or if none, such organization or party generally recognized in the Washington, D.C. metropolitan area as having succeeded to the American Arbitration Association) shall be required to appoint as soon as possible an arbitrator who shall qualify in accordance with the requirements set forth in the two immediately preceding sentences. Any arbitrator serving hereunder shall consider the proposed action by Tenant and the basis upon which Landlord has withheld or conditioned its consent or approval and Landlord and Tenant shall submit to each other and to the arbitrator, within five (5) business days following notice to Landlord and Tenant of the arbitrator's designation, a written statement of their respective positions. At a mutually agreeable time, not less than three (3) or more than ten (10) business days after the statements are required to be submitted, the arbitrator shall hold a hearing not to exceed five (5) hours in duration unless the parties otherwise mutually agree. At the hearing each party shall present its arguments. The arbitrator shall determine the matter and issue a written decision setting forth the reasons for his or her determination no later than ten (10) business days following the hearing. The decision of the arbitrator shall be binding upon Landlord and Tenant, shall be non-appealable, and may be enforced by the parties in a court of law or equity. Should the arbitrator agree that Landlord has acted reasonably, Tenant shall pay all costs of the arbitrator and, if necessary, all costs (including reasonable attorneys fees and court costs) to enforce the arbitrator's decision. Should the arbitrator agree that Landlord has failed to act reasonably, Landlord shall pay all costs of the arbitrator and, if necessary, all costs (including reasonable attorneys fees and court costs) to enforce the arbitrator's decision. Each party shall bear its own legal fees in connection with the arbitration.

                                   ARTICLE XX

                              RULES AND REGULATIONS

         Tenant and its Agents shall at all times abide by and observe the Rules and Regulations and any reasonable amendments thereto that may be promulgated from time to time by Landlord for the operation and maintenance of the Corporate Park, the Building and/or the Common Area, and the Rules and Regulations shall be deemed to be covenants of the Lease to be performed and/or observed by Tenant. Except to the extent set forth herein, nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms or provisions contained in any other Lease against any other tenant or occupant of the Corporate Park. Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations or the terms of any other building lease. If there is any inconsistency between this Lease and the Rules and Regulations, this Lease shall govern. Landlord reserves the right reasonably to amend and modify the Rules and Regulations as it deems necessary upon prior written notice to Tenant. All Rules and Regulations that may be enforced by Landlord against Tenant shall be uniformly enforced among all of the tenants of the Building. Landlord shall use its reasonable efforts to enforce all of the Rules and Regulations against other tenants whose breach of such Rules and Regulations adversely affect the use of the Building or the Common Areas by Tenant or its Permittees.

                                   ARTICLE XXI

                              DAMAGE; CONDEMNATION

         21.1. Damage to the Premises. If the Building shall be damaged by fire or other cause, Landlord shall diligently, and as soon as practicable after such damage occurs, repair such damage at the expense of Landlord, except as otherwise provided in this Section 21.1 and provided, however, that Landlord shall only be obligated to repair such damage to the extent of proceeds of insurance actually received by Landlord (reduced by any proceeds retained pursuant to the rights of any Mortgagee). Notwithstanding the foregoing, (i) if the Building is damaged by fire or other cause to such an extent that, in Landlord's reasonable judgment, (a) the damage cannot be substantially repaired within two hundred seventy (270) days after the date of such damage, or (b) insurance proceeds and other funds available to Landlord are not sufficient to reasonably repair such damage, or (ii) if the Building is damaged during the last two (2) Lease Years of the Term, then Landlord may terminate this Lease by giving written notice to Tenant within ninety (90) days from the date of such damage and the termination shall be effective as of the date of the notice. Further, if the Building is damaged by fire or other cause during the last Lease Year of the Term and a Substantial Part of the rentable area of the Premises is rendered untenantable by such damage, Tenant may terminate this Lease by giving written notice to Landlord within ninety (90) days from the date of such damage and the termination shall be effective as of the date of the notice. If this Lease shall be terminated under this Section 21.1, the Rent shall be apportioned and paid to the date of such termination. If this Lease shall not be terminated and the damage required to be repaired by Landlord is not repaired to such an extent that the Premises are tenantable for the conduct of the Permitted Use within two hundred seventy (270) days from the date of such damage, Tenant, within thirty (30) days from the expiration of such two hundred seventy (270) day period, may terminate this Lease by notice to Landlord. During the period that Tenant is deprived of the use of the damaged portion of the Premises, Rent for such portion shall abate proportionately, provided that if by reason of the fire or other casualty Tenant is unable reasonably to conduct its business within the undamaged portion of the Premises, all Rent shall abate as if the entire Premises were untenantable. Any abatement of Rent under this Section shall continue until the first to occur of (1) expiration of fifteen (15) days following completion by Landlord of the repair or restoration of the Building or the date Landlord would have completed the repair or restoration in the absence of any delay caused by Tenant, or (2) the date Tenant resumes conduct of its business operations within all or any substantial portion of the Premises (provided that the abatement shall terminate proportionately as Tenant re occupies any portion of the Premises that Tenant was forced to vacate by reason of the casualty). Notwithstanding anything in this Section 21.1 to the contrary, Landlord shall not be required to rebuild, replace or repair any damage to the Tenant's Work, any Alterations made by Tenant or any other items required to be covered by Tenant's property insurance under Section 17.3. Instead, unless this Lease terminates in accordance with this Section 21.1, Tenant shall diligently, and as soon as practicable after such damage occurs, repair such damage at the expense of Tenant and the proceeds of Tenant's property insurance shall be made available for this purpose.

         21.2. Condemnation. If the whole or a Substantial Part of the Premises shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking) or if any portion of the Common Areas shall be taken resulting in the inability of Tenant to reasonably access the Building and the Parking Facilities, or if the Parking Facilities shall be taken and not promptly replaced with reasonably comparable and adequate parking facilities, then the Term shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and Rent shall be prorated to the date when title vests in such governmental or quasi-governmental authority. If less than a Substantial Part of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), Basic Rent and Tenant's Proportionate Share shall be reduced by the ratio that the portion so taken bears to the rentable square footage of the Premises before such taking, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) as a result of such taking, and Tenant hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses and for the taking of any of Tenant's property [other than its leasehold interest in the Premises, but including the value of the unamortized portion of any Tenant Work (less the unamortized portion of the Tenant Improvement Allowance) and the unamortized portion of Alterations or fixtures installed by Tenant in the Premises] which does not, under the terms of this Lease, become the property of Landlord at the termination hereof, as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord's award.

                                  ARTICLE XXII

                                DEFAULT OF TENANT

         22.1. Events of Default. Each of the following shall constitute an Event of Default: (i) Tenant fails to pay Rent within five (5) business days after written notice from Landlord, provided that no such notice shall be required if at least two (2) such notices shall have been given during the same Lease Year; (ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within thirty (30) days after written notice from Landlord (or such longer period of time as may be reasonably necessary to cure the default, provided that: (a) Tenant has commenced good faith and diligent efforts to cure the default within the initial thirty (30) day period, (b) Tenant continuously pursues those efforts thereafter, to the end that the default may be cured at the earliest practicable time, and (c) in all events, the default shall be cured within sixty (60) days after Landlord's original notice; (iii) Tenant abandons or vacates the Building for a period in excess of one hundred twenty (120) days; (iv) Tenant makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver is appointed for the Premises or all or substantially all of Tenant's assets; or (v) Tenant files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant and is not discharged by Tenant within sixty (60) days of such filing.

         22.2. Landlord's Remedies. Upon the occurrence of an Event of Default, Landlord may, at its option, without further notice or demand to Tenant, in addition to all other rights and remedies provided in this Lease, at law or in equity:

                  (i) Terminate this Lease and Tenant's right of possession of the Premises and recover all damages to which Landlord is entitled under law, specifically including, without limitation, all of Landlord's expenses of reletting the Premises (including, without limitation, rental concessions to new tenants, repairs, Alterations, reasonable legal fees, and to the extent applicable to the portion of the relet term which coincides with the Term of this Lease which would have remained had this Lease not been terminated, brokerage commissions). If Landlord elects to terminate this Lease, every obligation of the parties shall cease as of the date of such termination, except that Tenant shall remain liable for payment of Rent and performance of all other terms and conditions of this Lease to the date of termination;

                  (ii) Terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Building, or any part thereof, for the account of Tenant, for such rent and term and upon such other conditions as are acceptable to Landlord, in its sole and absolute discretion. For purposes of such reletting, Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent Landlord, in its sole discretion, deems necessary. Until Landlord relets the Premises, Tenant shall remain obligated to pay Rent to Landlord as provided in this Lease. If and when the Premises are relet and if a sufficient sum is not realized from such reletting after payment of all Landlord's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, Alterations, reasonable legal fees and as limited above, brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums due Landlord under this Section from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord.

                  (iii) Notwithstanding the foregoing, Landlord agrees to use commercially reasonable efforts to relet the Building following a termination of Tenant's right of possession. Landlord shall be deemed to have satisfied this obligation if it lists the Building for reletting with a reputable commercial leasing broker.

                  (iv) Terminate this Lease and Tenant's right of possession of the Premises, and recover from Tenant the net present value of the difference, if any between (a) the Rent due from the date of termination until the Expiration Date less (b) the then fair rental value of the Building, such difference, if any, to be discounted at six percent (6%) per annum; or

                  (v) Re-enter and repossess the Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action. Landlord shall have no liability by reason of any such re-entry, repossession or removal.

         22.3. Rights Upon Possession. If Landlord takes possession of the Premises pursuant to this Article, with or without terminating this Lease, Landlord may, at its option, enter into the Premises, remove Tenant's Alterations, signs, personal property, equipment and other evidences of tenancy, and store them at Tenant's risk and expense or dispose of them as Landlord may see fit, and take and hold possession of the Premises; provided, however, that if Landlord elects to take possession only without terminating this Lease, such entry and possession shall not terminate this Lease or release Tenant or any Guarantor, in whole or in part, from the obligation to pay the Rent reserved hereunder for the full Term or from any other obligation under this Lease or any guaranty thereof.

         22.4. No Waiver. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder. No waiver by Landlord or Tenant of any breach shall operate as a waiver of such covenant, condition or agreement, or of any subsequent breach thereof. No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. No payment by Tenant shall be deemed to constitute an accord or satisfaction, or preclude Tenant from recovering from Landlord amounts paid in error. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease or the Premises hereunder demised.

         22.5. Right of Landlord to Cure Tenant's Default. If an Event of Default shall occur, then Landlord may (but shall not be obligated to) make such payment or do such act to cure the Event of Default, and charge the amount of the expense thereof, together with interest thereon at the Interest Rate, to Tenant. Such payment shall be due and payable upon demand; however, the making of such payment or the taking of such action by Landlord shall not be deemed to cure the Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. Any such payment made by Landlord on Tenant's behalf shall bear interest until paid at the Interest Rate.

         22.6. Late Payment. If Tenant fails to pay any Rent within five (5) days after such Rent becomes due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such overdue Rent. In addition, any such late Rent payment shall bear interest from the date such Rent became due and payable to the date of payment thereof by Tenant at the Interest Rate. Such late charge and interest shall be due and payable within five (5) days after written demand therefor from Landlord. Despite the foregoing, no such late charge or interest shall be payable by Tenant on any late payment of Rent in the event Tenant remits to Landlord the late payment within five (5) days following written notice to Tenant that Landlord has failed to timely receive any payment to which Landlord is entitled under this Lease. However, in the event Tenant is late more than once in any period of twelve (12) consecutive months, the preceding sentence shall not apply and Landlord shall be entitled to the late charge and interest as provided above in the case of each late payment following the first such late payment within the twelve (12) month period, without the necessity of written notice.

                                  ARTICLE XXIII

                                    MORTGAGES

         23.1. Subordination. This Lease shall be subject and subordinate to all ground or underlying leases and to any Mortgage(s) which may now or hereafter affect the Land, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided that the Mortgagee agrees in writing, in a commercially reasonable form, that, in the event of foreclosure or deed in lieu of foreclosure under the Mortgage, it shall not terminate this Lease during the Term so long as no Event of Default exists under this Lease (such agreement being referred to as an "SNDA"). Without limiting the generality of the preceding sentence, Tenant agrees that an SNDA substantially in the form attached to and made a part of this Lease as Exhibit F is commercially reasonable and will be satisfactory to Tenant. Within thirty (30) days after the Date of Lease, Landlord shall obtain an SNDA in conformance with this Section from the existing Mortgagee with respect to the Land. If Landlord fails to do so, Tenant's sole recourse shall be to terminate this Lease, in which event Landlord shall promptly return to Tenant any prepaid Rent and the Security Deposit previously received by Landlord and Landlord shall reimburse Tenant for its actual out of pocket expenses for the negotiation of this Lease and the preparation of Tenant Plans under the Work Agreement, not to exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate and thereafter the parties shall be relieved of all further liability under this Lease.. In the event of foreclosure of a Mortgage, Tenant shall attorn to and recognize the purchaser at foreclosure as Landlord under this Lease and such agreement shall be set forth in the SNDA. Tenant shall promptly execute and deliver the SNDA upon request by Landlord. Despite anything contained in this Section, before any foreclosure sale under a Mortgage, the Mortgagee shall have the absolute right to subordinate the Mortgage to this Lease.

         23.2. Mortgage Protection. Tenant agrees to give any Mortgagee by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that Tenant has been given prior written notice of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then Mortgagee shall have an additional thirty (30) days within which to cure such default; provided, however, that if such default cannot be reasonably cured within thirty (30) days, then such Mortgagee shall have such additional time as may be necessary to cure such default so long as Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, the commencement of foreclosure proceedings, if necessary), in which event this Lease shall not be terminated or Rent abated while such remedies are being so diligently pursued. In the event of the sale of the Land or the Building by foreclosure or deed in lieu thereof, the Mortgagee or purchaser at such sale shall be responsible for the return of the Security Deposit only to the extent that such Mortgagee or purchaser actually received the Security Deposit.

                                  ARTICLE XXIV

                             SURRENDER, HOLDING OVER

         24.1. Surrender of the Premises. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Tenant's personal property, Alterations or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire, condemnation or other casualty. Any of Tenant's personal property left on or in the Premises, the Building or the Common Area after the Expiration Date or earlier termination of this Lease shall be deemed to be abandoned, and, at Landlord's option, title thereto shall pass to Landlord under this Lease. Tenant shall remove said property within five (5) days of notification or Landlord shall remove or store the property at Tenant's expense.

         24.2. Holding Over. In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed to be a month to month tenant upon all of the terms and provisions of this Lease, except that the monthly Basic Rent shall be 150% of the monthly Basic Rent in effect during the last month of the Term. Notwithstanding the foregoing, if Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Building, then Landlord may forthwith re-enter and take possession of the Building, by any legal process in force in the State of Maryland. Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of Tenant's holding over in the Premises. Such indemnity shall survive the termination of this Lease.

                                   ARTICLE XXV

                                 QUIET ENJOYMENT

         Landlord covenants that if Tenant shall pay Rent and perform all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall, during the Term, peaceably and quietly occupy and enjoy possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease, any Mortgage to which this Lease is subordinate (provided that an SNDA is provided), and the Permitted Title Exceptions. Tenant acknowledges and agrees that this Lease is or will be subject and subordinate to a declaration of easements, conditions, and restrictions applicable to the Crown Pointe Corporate Park and to a separate subdivision plat of record for the Land.

                                  ARTICLE XXVI

                               HAZARDOUS MATERIALS

         26.1. Definition. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, materials or wastes or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances, including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons, but excluding small quantities of chemicals and substances ordinarily used in an office environment (such as cleaning supplies, copier toner, office supplies, etc.) provided that such chemicals and substances are used, stored and disposed of in accordance with any applicable laws and regulations.

         26.2. General Prohibition. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises, the Building, the Common Area, or the Land (collectively the "Property") by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees. Tenant shall indemnify, defend and hold harmless Landlord, its members, officers, employees, and agents, from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including without limitation, inspection costs, monitoring costs, attorneys', consultants', and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (including, without limitation, reduction of value of the Property) arising from a breach of this prohibition by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees.

         26.3. Notice. In the event that Hazardous Materials are discovered upon, in, or under the Property, and any governmental agency or entity having jurisdiction over the Property requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to a breach of the prohibition contained in Section 26.2 by Tenant or its affiliates, agents, employees, contractors, subtenants, assignees or invitees but not those of its predecessors. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Property or any portion thereof without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Property or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any laws respecting Hazardous Materials; (iii) any claim made or threatened by any person against Tenant or the Property or any portion thereof relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on under or about or removed from the Property or any portion thereof, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Property or Tenant's use or occupancy thereof.

         26.4. Landlord's Representation. Landlord represents and warrants that, to its actual knowledge, based solely upon the "Environmental Report" (defined below) and without additional investigation or inquiry, the Land does not contain any Hazardous Material in violation of applicable laws or governmental regulations as of the Date of Lease. Landlord shall indemnify, defend, and hold harmless Tenant and its directors, employees and agents from all losses and other claims, actions, damages costs and expenses of every kind, including reasonable attorneys', experts' and consultants' fees and costs, incurred at any time and arising from or in connection with the breach of the warranty set forth in this Section. "Environmental Report" means the following report prepared by A.L.I., L.C. with respect to the Property: Phase I Environmental Site Assessment, A.L.I., L.C. Project #A98120091, dated January 18, 1999.

         26.5.    Survival. The obligations of Landlord and Tenant under this
Article XXVI shall survive termination of this Lease.

                                  ARTICLE XXVII

                                  MISCELLANEOUS

         27.1. No Representations by Landlord. Tenant acknowledges that neither Landlord or its Agents nor any broker has made any representation or promise with respect to the Premises, the Building, the Land or the Common Area, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Building, shall accept the Building "AS IS" subject to completion of work as specified in the Work Agreement, any latent defects discovered within the first six (6) months of occupancy and the written "punch list" which will be signed by Landlord and Tenant prior to Tenant's occupancy of the Building, and such taking of possession shall be conclusive evidence that the Building is in good and satisfactory condition at the time of such taking of possession.

         27.2. No Partnership. Nothing contained in the Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant.

         27.3. Brokers. Landlord recognizes Brokers as the sole brokers procuring this Lease and shall pay Brokers a commission therefor pursuant to a separate agreement between Brokers and Landlord. Landlord and Tenant each represents and warrants to the other that it has not employed any broker, agent or finder other than Brokers relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim for brokerage or other commission arising from or out of any breach of the indemnitor's representation and warranty.

         27.4. Estoppel Certificate. Tenant shall, without charge, at any time and from time to time, within ten (10) days after request therefor by Landlord, any Mortgagee, any purchaser of the Land or the Building or any other interested person, execute, acknowledge and deliver to such requesting party a written estoppel certificate certifying, as of the date of such estoppel certificate, the following: (i) that this Lease is unmodified and in full force and effect (or if modified, that the Lease is in full force and effect as modified and setting forth such modifications); (ii) that the Term has commenced (and setting forth the Commencement Date and Expiration Date (or if the Term has not commenced, setting forth such fact); (iii) if then true, that Tenant is presently occupying the Premises; (iv) the amounts of Base Rent and Additional Rent currently due and payable by Tenant; (v) that any improvements to the Premises required by the Lease to have been made by Landlord have been made to the satisfaction of Tenant ( or specifying any exceptions thereto); (vi) that there are no existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder, including, without limitation, payment of Basic Rent or Additional Rent (or, if alleged, specifying the same in detail); (vii) that no Basic Rent (except the first installment thereof) has been paid more than thirty
(30) days in advance of its due date; (viii) that Tenant has no knowledge of any then uncured default by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (ix) that Tenant is not in default; (x) that the address to which notices to Tenant should be sent is as set forth in the Lease (or, if not, specifying the correct address); and
(xi) any other reasonable factual certifications requested by Landlord. Landlord agrees to provide similar estoppels within ten (10) days following written request upon which Tenant or its designee may rely.

         27.5. Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damages resulting from this Lease or Tenant's use and occupancy of the Premises. In the event Landlord commences any proceedings for nonpayment of Rent, Tenant shall not interpose any counterclaims. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action brought by Tenant.

         27.6. Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given upon actual delivery (or refusal of delivery) if delivered in person or if mailed by certified or registered mail, return receipt requested, postage prepaid, or if delivered by commercial courier such as Federal Express, addressed and sent, if to Landlord to Landlord's Address specified in Section 1.17; or if to Tenant to Tenant's Address specified in Section 1.18. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

         27.7. Invalidity of Particular Provisions. If any provisions of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the full extent permitted by law.

         27.8. Gender and Number. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require.

         27.9. Benefit and Burden. Subject to the provisions of Article XI and except as otherwise expressly provided, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns. Landlord may freely and fully assign its interest hereunder, and in connection with any such assignment, shall transfer the Security Deposit and any prepaid rent to the assignee.

         27.10. Entire Agreement. This Lease (which includes all of the Exhibits attached hereto) contains and embodies the entire agreement of the parties hereto with respect to the Premises, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease (other than the Rules and Regulations, which may be changed from time to time as provided herein) may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by Landlord and Tenant.

         27.11.   Authority.

                  (i) If either party signs this Lease as a corporation, the person executing this Lease on behalf of said party hereby represents and warrants that said party is a duly formed and validly existing corporation, in good standing, qualified to do business in the State of Maryland, that the corporation has full power and authority to enter into this Lease and that he or she is authorized to execute this Lease on behalf of the corporation.

                  (ii) If either party signs as a limited liability company or partnership, the person executing this Lease on behalf of said party hereby represents and warrants that said party is a duly formed, validly existing limited liability company or partnership, as the case may be, qualified to do business in the State of Maryland, that the limited liability company or partnership has full power and authority to enter into this Lease, and that he or she is authorized to execute this Lease on behalf of the limited liability company or partnership.

         27.12.   [INTENTIONALLY OMITTED]

         27.13. Attorneys' Fees. If, as a result of any default by either party in the performance of any of the provisions of this Lease on its part to be performed, the other party uses the services of any attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or (in the case of Landlord) evict Tenant, the prevailing party in any legal action brought by either party against the other shall be entitled to recover for the fees of its attorneys in such amount as the court may adjudge reasonable.

         27.14. Interpretation. This Lease is governed by the laws of the State of Maryland, excluding choice of laws principles.

         27.15. No Personal Liability; Sale. Neither Landlord nor its Agents, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. If Landlord defaults in the performance of any of its obligations hereunder or otherwise, Tenant shall look solely to Landlord's equity, interest and rights in the Building for satisfaction of Tenant's remedies on account thereof or in the case of a sale or transfer of the Building, to the net proceeds of sale arising therefrom with respect to any claims then existing against such transferring landlord as of the date of sale or transfer. In the event that the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord or such successor owner under this Lease occurring thereafter shall terminate as of the day of such sale, and thereupon all such liabilities and obligations shall be binding on the new owner, except that the transferring Landlord shall remain liable to Tenant for any prepaid rent or Security Deposit then held by such transferring Landlord that is not transferred to the new owner. Tenant agrees to attorn to such new owner. Any successor to Landlord's interest shall not be bound by (i) any payment of Basic Rent or Additional Rent for more than one (1) month in advance, except for the payment of the first installment of Basic Rent or (ii) as to any Mortgagee or any purchaser at foreclosure, any amendment or modification of this Lease made without the consent of such Mortgagee.

         27.16. Time of the Essence. Time is of the essence as to all obligations contained in this Lease.

         27.17. Headings. Captions and headings are for convenience of reference only, and shall in no event be used to construe or modify the provisions set forth in this Lease.

         27.18. Memorandum of Lease. Tenant shall, if requested by Landlord, execute and deliver a memorandum of this Lease in recordable form within ten
(10) days after the request. Tenant shall not record such a memorandum or this Lease without Landlord's consent. The party which requests recordation of a memorandum of this Lease shall be obligated to pay all costs, fees and taxes, if any, associated with such recordation.

         27.19. Effectiveness. The furnishing of the form of this Lease shall not constitute an offer and this Lease shall become effective only upon its execution by and delivery to each party hereto.

         27.20. Landlord Lien Waiver. Landlord shall execute and deliver to Tenant within ten (10) days after written request such evidence of Landlord's lien waiver as may reasonably be requested in connection with any acquisition or financing by Tenant of equipment, furniture, furnishings or trade fixtures.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the Date of Lease.

WITNESS:                            LANDLORD:

                                    OXBRIDGE DEVELOPMENT AT CROWN
                                    POINTE, L.C.,
                                    a Maryland limited liability company

/s/                                 By: /s/ Sami E. Totah [SEAL]
------------------------------         ----------------------------
                                    Name: Sami E. Totah
                                    Title: President

WITNESS:                            TENANT:

                                    THERIMMUNE RESEARCH CORPORATION
                                    a Maryland corporation

/s/                                 By: /s/ Joseph W. Angle, Jr.  [SEAL]
-------------------------------     Name: Joseph W. Angle, Jr.
                                    Title: Chief Financial Officer

                                   EXHIBIT A-1

                        (PLAT SHOWING LAND AND BUILDING)

                                   EXHIBIT A-2

                          (FLOOR PLAN SHOWING PREMISES)

                                   EXHIBIT A-3

                         (LEGAL DESCRIPTION OF THE LAND)

                                    EXHIBIT B

                                (WORK AGREEMENT)

This Work Agreement is attached to and made a part of the foregoing Lease Agreement (the "Lease"), between OXBRIDGE DEVELOPMENT AT CROWN POINTE, L.C., a Maryland limited liability company ("Landlord"), and THERIMMUNE RESEARCH CORPORATION, a Maryland corporation ("Tenant"). The terms used in this Exhibit that are defined in the Lease shall have the same meanings as provided in the Lease.

1.       General

         1.1 Purpose. This Agreement sets forth the terms and conditions governing the design, permitting and construction of the improvements to be installed in the Premises.

         1.2 Tenant's Representative. Tenant acknowledges that Tenant has appointed Martin Novak as its authorized representative ("Tenant's Representative") with full power and authority to bind Tenant for all actions taken with regard to the "Tenant Work" (defined below). Tenant ratifies all actions and decisions with regard to the Tenant Work that the Tenant's Representative may have taken prior to the execution of the Lease. Landlord shall not be obligated to respond to or act upon any plan, drawing, change order, approval request, or other matter relating to the Tenant Work until it has been executed by Tenant's Representative.

         1.3      Leasehold Improvements.

                  (a) Existing Improvements: Prior to the Date of Lease, Landlord, at its sole expense, has constructed the Base Building Improvements. The Base Building Improvements are composed of the completed Building structure and other improvements described on Schedule 1 attached to and made a part of this Agreement. Landlord reserves the right, without the consent of Tenant, to make changes and modifications to the Base Building Improvements, provided that such changes do not change the character of the Building or increase the cost to be paid by Tenant for the Tenant Work. On the Date of Lease, Landlord has delivered to Tenant and Tenant has accepted from Landlord the Building in its "as is" and "where is" condition. Tenant acknowledges that prior to the Date of Lease, Tenant inspected the Building and satisfied itself about its condition.

                  (b) New Improvements: In addition to the Existing Improvements, Tenant shall construct and install, at its sole expense (but subject to application of the Tenant Improvement Allowance provided for in
Section 4 below), all improvements, materials, finishes, equipment and installations in the Premises as are mutually agreed upon by Landlord and Tenant and shown in the "Tenant Plans" described in Section 2.1 below (the "Tenant Work"). Unless otherwise provided in the Lease or this Agreement, the Tenant Work shall consist solely of interior, non-structural improvements and shall constitute long term improvements to the Premises which shall not be removed by Tenant.

2.       Design of Tenant Work

         2.1      Tenant Plans. The Tenant Plans shall consist of the following:

                  (a) Space Plan: A plan for the Premises prepared by Architectural, Inc.(the "Building's Architect") showing, among other things, the partition layout, door locations, and other general details of the Tenant Work (the "Space Plan").

                  (b) Construction Drawings and Specifications: All construction working drawings, mechanical, electrical and other technical specifications, finishing details (including wall finishes and colors), details for the installation of technical and mechanical equipment, and other plans and information showing or specifying the Tenant Work, as prepared by the Building's Architect ("Construction Drawings").

         2.2 Responsibility. Tenant shall cause the preparation of the Tenant Plans by the Building's Architect promptly after the Date of Lease. Tenant shall promptly furnish all necessary information to the Building's Architect to enable the Building's Architect to prepare the Tenant Plans. The Tenant Plans shall be subject to the reasonable approval of Landlord as set forth in Section 2.3.

         2.3      Approvals by Landlord.

                  (a) Promptly after preparation by the Building's Architect, Tenant shall submit the Tenant Plans to Landlord, for Landlord's approval. Landlord's approval shall not be unreasonably withheld or delayed, except that Landlord shall have complete discretion with regard to granting or withholding approval of Tenant Plans to the extent they provide for Tenant Work which impacts the Building's structure, roof, foundation, exterior walls, or mechanical systems, is visible from the exterior of the Building, or affects the Common Area. Landlord will not unreasonably withhold, condition, or delay its approval of Tenant Plans to the extent that the Tenant Plans provide for Tenant Work which is consistent with the improvements made by Tenant and existing as of the Date of Lease at Tenant's Firstfield Road location in Gaithersburg, Maryland.

                  (b) Landlord shall approve or disapprove the Tenant Plans, or any modifications of these materials, within seven (7) business days following Landlord's receipt of the materials in question. In the event that Landlord fails to approve or disapprove the Tenant Plans, or any revisions of these materials, within seven (7) business days after receipt of the same, Landlord shall be deemed to have approved such materials, provided that, at the time of submitting the materials to Landlord, Tenant gives Landlord written notice setting forth the following statement (a "Time Alert Notice"): "This is to advise you that under the terms of our Work Agreement with you, if you fail to approve or disapprove these materials in writing within seven (7) business days after receipt, you will be deemed to have approved these materials." If Tenant did not give Landlord a Time Alert Notice at the time of submitting the materials to Landlord, the seven (7) business day period shall not begin to run until the Time Alert Notice is given to Landlord. Moreover, the seven (7) business day period for rendering Landlord's approval or disapproval of the Space Plan shall in no event commence until the complete Space Plan has been delivered to Landlord and the seven (7) business day period for rendering Landlord's approval or disapproval of the Construction Drawings shall in no event commence until a complete set of the Construction Drawings has been delivered to Landlord and, in each instance, notice to that effect has been given by Tenant to Landlord. Despite the foregoing, Tenant, at its election, may submit the Construction Drawings to Landlord in two (2) phases - the first phase consisting of the Construction Drawings for the Office Improvements and the second phase consisting of the Construction Drawings for the Remaining Improvements. In that case, upon each such submission by Tenant and notice by Tenant that it has delivered a complete set of Construction Drawings for the phase in question, the seven (7) business day period for rendering Landlord's approval of these Construction Drawings shall run from such submission and notice, provided that a Time Alert Notice has also been given. In the event that Landlord disapproves any Tenant Plans, or any revisions of Tenant Plans, within seven (7) business days after receipt, Tenant shall modify the disapproved materials to satisfy Landlord's reasonable objections and shall resubmit such materials to Landlord for Landlord's approval within seven (7) business days after receipt of Landlord's objections.

                  (c) Any changes, additions, or deletions that Tenant desires to make to the Tenant Plans or Tenant Work after approval of the Tenant Plans by Landlord shall also be subject to Landlord's prior written approval. Such approval shall be governed by the same standards as are applicable to Landlord's approval of the original Tenant Plans.

                  (d) Landlord's review and approval of the Tenant Plans are for Landlord's purposes only and shall not be deemed to constitute any representation or warranty by Landlord as to the quality, adequacy, or utility of the Tenant Work, the fitness of the Tenant Work for any particular purpose, the compliance of the Tenant Work with Governmental Requirements, or any other matter whatsoever.

3.       Construction

         3.1 Contractor. Tenant shall award the contract for the Tenant Work to Hitt Contracting, Inc. (the "General Contractor"). All major work to be subcontracted out by the General Contractor [i.e., work involving subcontracts of Ten Thousand Dollars ($10,000) or more] shall be performed by bondable and reputable subcontractors approved by Landlord. Landlord's approval under this
Section 3.1 shall not be unreasonably withheld or delayed.

         3.2      Performance of Work.

                  (a) The General Contractor selected to construct the Tenant Work shall be responsible to obtain all required permits for the work.

                  (b) After Landlord's approval of the Construction Drawings, Tenant's selection (and Landlord's approval) of the General Contractor, and Tenant's receipt of all required permits for the Tenant Work, Tenant shall promptly commence the construction of the Tenant Work and diligently pursue the same to Substantial Completion. The Tenant Work shall be constructed under the supervision and management of Landlord or a representative of Landlord as Landlord may designate in writing to Tenant ("Landlord's Representative"). It is expressly recognized that it is the intent of Tenant to commence occupancy of the Premises on or before September 15, 2001. Landlord shall use commercially reasonable efforts to assist Tenant to accomplish its move-in by that date, provided that Landlord shall not be required to incur any out of pocket expense in rendering such assistance.

                  (c) Tenant shall cause the Tenant Work to be constructed and installed (i) in substantial accordance with the approved Construction Drawings and this Agreement, including, without limitation, Landlord's Construction Rules and Regulations attached to and made a part of this Agreement as Schedule 2, (ii) in a good and workmanlike manner, using new materials of good quality, and (iii) in accordance with all applicable Governmental Requirements, including, without limitation, the Americans with Disabilities Act. Landlord shall have no liability for, and Tenant shall hold Landlord harmless from, any claims by Tenant or others related to any failure or alleged failure of the Tenant Work to comply with Governmental Requirements. All Tenant Work shall be constructed or installed by the General Contractor and any subcontractors approved by Landlord as set forth in Section 3.1. Landlord and Landlord's Representative shall have the right (but not the obligation) from time to time to inspect the Tenant Work as they progress and to advise Tenant of any variances noted from the requirements of the Lease, this Agreement or Landlord's Construction Rules and Regulations. All such variances shall be promptly corrected by Tenant. Any supervision, management, or inspection of the Tenant Work by Landlord or Landlord's Representative are for the sole benefit of Landlord. Landlord's supervision, management, and inspection of the Tenant Work shall in no event be deemed to constitute any representation or warranty by Landlord as to the quality, adequacy, or utility of the Tenant Work , the fitness of the Tenant Work for any particular purpose, or the compliance of the Tenant Work with the Construction Drawings, this Agreement, or applicable Governmental Requirements.

         3.3 Payment. Subject to Section 4 below, Tenant shall promptly pay all costs of designing, obtaining permits for, and constructing the Tenant Work (collectively, the "Construction Costs"), as and when the Construction Costs are due, directly to the parties to whom such payment is due. Tenant shall hold Landlord harmless from all Construction Costs. The provisions of Section 13.2 of the Lease shall apply to any mechanic's or materialmen's liens sought to be imposed against the Building, Land or Corporate Park as a result of the Construction Costs.

         3.4 Change Orders. If Tenant requests any change or addition to the Tenant Work after Landlord's approval of the Construction Drawings for the same, Landlord shall respond to Tenant's request within seven (7) business days after it has been received. If Landlord approves such request, Tenant shall bear the full cost of such change order and no delay in Substantial Completion of the Tenant Work due to the change order shall delay the Commencement Date under the Lease.

         3.5 Substantial Completion. "Substantial Completion" of the Tenant Work shall be conclusively deemed to have occurred as soon as the Tenant Work has been constructed in accordance with the approved Construction Drawings and approved change orders and is ready to be utilized for its intended purpose, as certified by the Building's Architect, after consultation with Tenant's architect. The issuance of a temporary certificate of occupancy by the proper governmental entity shall be required for Substantial Completion of any portion of the Tenant Work and, if granted, shall be deemed conclusive evidence that Substantial Completion has occurred. Upon Substantial Completion of all of the Tenant Work, Tenant shall obtain a final certificate of occupancy for the Building. The cost of obtaining the certificates of occupancy shall be payable from the Tenant Improvement Allowance. Notwithstanding the above, Substantial Completion shall be deemed to have occurred even though punch list items remain to be completed in the Tenant Work, the lack of completion of which will not materially interfere with the Permitted Use of the Building. Except as expressly provided in Section 1.5 of the Lease, it is understood that the Commencement Date under the Lease is a fixed date and that no delay in Substantial Completion shall result in any extension of the Commencement Date.

         3.6 Phased Construction. As contemplated in Section 1.3(b) above, at Tenant's election, the design and construction of the Tenant Work may take place in two (2) separate phases, i.e., one phase involving the Office Improvements and the other phase involving the Remaining Improvements. If Tenant elects to proceed in this fashion, the provisions of this Section 3 shall be deemed to apply to each of the separate phases as and when it is undertaken.

4. Tenant Improvement Allowance. Tenant shall receive an allowance against the cost of designing, obtaining permits for, and constructing the Tenant Work in the amount of Twenty-Five Dollars ($25.00) per rentable square foot contained within the Premises [for a total allowance of Two Hundred Sixty- Four Thousand Seven Hundred Seventy- Five and 00/100 Dollars ($264,775.00] (the "Tenant Improvement Allowance"). The Tenant Improvement Allowance shall be paid to Tenant or its designee as the construction of the Tenant Work progresses and in proportion to the completion of such work, subject to retainage as provided for below. Each payment to Tenant or its designee shall be made within thirty (30) days after written request for payment by Tenant (such request not to be made more often than monthly), provided that (a) Landlord's Representative shall have the right to inspect the Tenant Work performed within that period and Landlord shall have the right to withhold payment for any defective or incomplete work noted, and (b) all progress payments in connection with the Tenant Work shall be subject to a ten percent (10%) retainage by Landlord until fifty (50%) of the Tenant Work has been completed and a five percent (5%) retainage by Landlord until Substantial Completion of the Tenant Work has occurred. Each request for payment shall be accompanied by (i) a copy of the invoice or paid receipt in the case of design or permitting expenses, (ii) the General Contractor's requisition for payment to Tenant in the case of construction work, setting forth in reasonable detail the costs of the Tenant Work incurred to the date of such submission and the amount of those costs paid to date, and (iii) for all costs other than permitting expenses, mechanics lien waivers duly executed by all parties supplying labor, materials, or services with respect to the Tenant Work, waiving all claims for mechanics' or materialmens' liens for all work, materials, or services furnished to the Building except for the work, materials, or services which are the subject of the current request for payment. All payments of the Tenant Improvement Allowance made by Landlord to Tenant shall be deemed to have been made in trust, for application only to the Construction Costs. At Landlord's option, all checks may be made jointly payable to Tenant and the General Contractor or other party furnishing labor, materials, or services for the Tenant Work, as the case may be. The costs subject to payment from the Tenant Improvement Allowance shall not include any interest or other costs of financing or any overhead charge, construction management fee, or other fee to Tenant or any affiliate of Tenant. Upon Substantial Completion of the Tenant Work and provided that no Event of Default exists under the Lease (and no event has occurred and is continuing which would constitute an Event of Default upon the giving of notice or the passage of time), the retainage held back by Landlord from the Tenant Improvement Allowance shall be paid to Tenant and if the total

Construction Costs are less than the Tenant Improvement Allowance, the balance of the Tenant Improvement Allowance shall be credited by Landlord to the first installment or installments of Basic Rent coming due under the Lease until the Tenant Improvement Allowance is exhausted. If the total costs of the Tenant Work are in excess of the Tenant Improvement Allowance, the excess costs shall be borne solely by Tenant.

5. Removal of Specialized Tenant Improvements. Tenant Work which Landlord reasonably determines is specialized to Tenant's use and occupancy of the Building shall, at the election of Landlord, exercised by written notice to Tenant not later than six (6) months before the Expiration Date of the Lease, be removed by Tenant at its expense before the expiration of the Term. Any other Tenant Work not so elected by Landlord to be removed shall remain within the Building and be surrendered on the Expiration Date or earlier date of termination of this Lease as the property of Landlord without disturbance, molestation or injury. If Landlord requires the removal of all or part of the specialized Tenant Work, Tenant, at its expense, shall repair any damage to the Building caused by such removal. If Tenant fails to remove any specialized Tenant Work upon Landlord's request made consistent with the above provisions, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal and repair of any damage caused by the same, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand. Upon failure of Tenant to make such payment, Landlord may drawn upon the Security Deposit for the payment. This Section shall survive termination of the Lease.

                          SCHEDULE 1 TO WORK AGREEMENT

                   BUILDING SHELL DEFINITION - CROWN POINTE II

Landlord, at its sole cost and expense, shall provide the Premises to Tenant in an "air conditioned" shell state ("Building Shell"), which is defined as follows:

A.       FLOORS: Concrete floor surface to be ready to receive tenant finishes.

B. WALLS: Perimeter walls, core walls, bulkheads, etc., to be sheetrocked and finished to receive finish paint or wallcovering.

C. WINDOWS: Window sills, mullions and trim to be complete, installed and finished. Window blinds to be supplied and bagged for protection.

D. ELEVATOR LOBBY: All lobby features to be complete and installed including, but not limited to, elevator door frames, thresholds, call buttons, lights, trash receptacles, and code required signage. All lobby alarm systems including, but not limited to, detectors, annunciators, bells, pull stations, lights, flashers, firehouse cabinets, extinguishers, etc., to be installed and complete.

E. CORE AREA: All core area spaces, including closets, toilet rooms, etc., to be complete and finished per code. Hallways not included.

F. PLUMBING: All wetstack plumbing systems to be complete and ready for connection of Tenant added plumbing work.

G. ELECTRICAL: All main systems and floor systems to be complete, including, but not limited to, breaker panels, disconnects, transformers, etc., requiring further work for operation or occupancy except distribution from floor panels.

H. MECHANICAL SYSTEMS: Four per floor areas, mechanical system to be entirely complete up to and including one main trunk ducts. VAV boxes and connection of flex duct to VAV boxes and distribution downstream of VAV's, fan boxes or other air control systems by tenant. 33 VAV boxes on the first floor and 34 VAV boxes on the second floor.

I. SPRINKLERS: Sprinkler main loop to be in place with heads up turned with a density of 1 head per 250 S.F.

J. ALARMS, AND LIFE SAFETY SYSTEMS: All Building tenant alarm circuits, emergency circuits, equipment, fixtures and trim to be available per code for a shell building. Distribution by Tenant. Building systems shall be adequate to support typical ADA and code required alarm components.

                          SCHEDULE 2 TO WORK AGREEMENT

                                   LANDLORD'S
                       CONSTRUCTION RULES AND REGULATIONS

The following rules and regulations are made a part of the terms and conditions of this Agreement.

1. No smoking, eating or drinking are allowed in the building or directly outside of the building; except in work area, contractor office or areas specifically designated by Landlord. Workers will not litter while at the job site. All related litter must be disposed of daily.

2. No loud music is allowed in the construction areas. Doors to spaces on occupied floors shall be closed at all times.

3. Areas under construction, as well as storage areas, and all unoccupied space are to be kept clean and orderly. They are to be secured when unattended.

4. Contractor is to use only designated areas for working, loading and unloading, trash containment and removal.

5. Construction personnel are confined to those areas in which related work is in progress. They will not be allowed to congregate on grounds.

6. The area around the trash dumpster and parking areas are to be kept clean by contractor.

7. Contractor must use an approved vendor for all roof work to maintain roof warranty.

8.       No alcoholic beverages, etc. allowed on the property.

9.       Construction personnel is prohibited to travel on landscaped areas.

10.      No owner supplied material is to leave the job site.

11. Contractor's failure to remove material or clean up work area will result in Landlord performing the work, and holding the Contractor liable for such costs.

12. All/any burning, welding, hammer or core drilling, and any other extremely noisy or messy jobs must be prearranged through the management office prior to doing the work and will only be permitted before 7:30 a.m. and after 6:00 p.m.

13. Under no circumstances will any work be performed on the base building MEP system or life support systems without prior approval of the management office (i.e., Fire Sprinkler System, Smoke Detector System, Water Supply System, Sanitary/Storm System, Main Electrical Distribution System, etc.). All equipment rooms must be attended at all times during work. If the area is left unattended, it is to be secured.

14. All fire alarm inspections must be scheduled 48 hours in advance, and coordinated through Landlord. Inspections must be conducted before 7:30 a.m. or after 6:00 p.m. on weekdays only. Any inspections scheduled for the weekends are subject to the engineer's salary at 1.5 times his regular pay with a four hour minimum.

15. The general contractor will provide a qualified representative for the full duration of his or any of his subcontractors' daily activities within the building. This representative will be equipped with a pager.

16.      Identification will be required for all construction personnel.

17. All work, material delivery and building access before 7:30 a.m. or after 6:00 p.m. and on weekends or holidays must be coordinated with the building management three (3) days in advance.

18. All construction personnel shall park in the area designated by Landlord.

19. Any contractor acting in a less than professional manner will be removed from the project and prohibited future access (i.e., use of profanity).

20. Contractor is responsible for securing all materials and tools as well as that of its subcontractor.

21. All blueprints and change orders must be furnished to and approved by Landlord.

22. No work will be accepted as complete or final without a final punchlist and inspection approval by Landlord.

23. Contractor and all employees, as well as subcontractors and their employees, must be properly trained and certified for work they perform.

24. Prior to the commencement of construction, a certificate of insurance with a general aggregate sum of $2,000,000.00 must be issued to Landlord, naming Landlord as additional insured.

25. All tenant keying must meet our base building requirements. Landlord will provide the responsible party with the necessary confidential information. Advance notice of all keying specifications must be submitted to Landlord.

26. All penetrations into the slab that are more than 3/4" must be x-rayed. Landlord must be notified in advance of any x-rays being performed on the premises. These x-rays can only be scheduled when the building is closed.

27. The property's trash dumpster may NOT be used for construction purposes. Any special arrangements must be coordinated with Landlord.

28. All cosmetic detail changes or upgrades to existing perimeter columns and walls will be at the sole expense of the general contractor.

29. It is the general contractor's responsibility to cover all smoke detector devices located in a construction area prior to commencing work daily. Landlord will uncover all devices at the end of each day. Landlord will fine the general contractor if fire alarms are accidentally activated due to their negligence.

30. The general contractor must submit a lighting schedule and an air balance report to Landlord prior to the completion of construction.

31. Prior to the completion of the punchlist, the general contractor must furnish Landlord with as-built drawings and any extra materials for future repairs and maintenance of the space.

32. Landlord reserves the right to amend or rescind the Construction Rules and Regulations at our sole discretion without prior notice.

BREACH OF ANY OF THE ABOVE RULES AND REGULATIONS MAY RESULT IN THE PERSON OR CONTRACTOR INVOLVED BEING TERMINATED FROM WORKING IN THE BUILDING. NO CONTRACTOR OR ITS SUBCONTRACTORS SHALL BE PERMITTED TO START WORK UNTIL THE APPROPRIATE CERTIFICATES OF INSURANCE HAVE BEEN SUBMITTED AND APPROVED BY LANDLORD.

                                    EXHIBIT C
                            (EXISTING TITLE MATTERS)

                                    EXHIBIT D
                     (IRREVOCABLE STAND-BY LETTER OF CREDIT)

                                     (Date)

Our Letter of Credit No. __________

To:
[INSERT NAME AND ADDRESS OF LANDLORD]

Gentlemen:

         We hereby authorize you to draw on us for the account of _____________ [INSERT NAME OF TENANT], _______________________________ [INSERT ADDRESS OF
TENANT], the amount of _____________________________________ Dollars
($________________) [INSERT ORIGINAL AMOUNT OF SECURITY DEPOSIT], available by your draft at sight accompanied by:

         1.       The original of, and all amendments to, this letter of credit.

         2. A written statement executed by a purported member, officer, manager, or other purported authorized representative of Oxbridge Development At Crown Pointe, L.C., or of any transferee of this letter of credit, setting forth as follows:

         "Landlord is entitled to draw upon Letter of Credit No. _______ [INSERT NUMBER OF THIS LETTER OF CREDIT] issued by ____________________ [INSERT NAME OF BANK ISSUING THIS LETTER OF CREDIT] pursuant to the terms of the Lease Agreement, dated _________, 2000, [INSERT DATE OF THE LEASE] between Oxbridge Development At Crown Pointe, L.C., as Landlord, and TherImmune Corporation, as Tenant, as may be amended from time to time, for premises located at 620 Professional Drive, Gaithersburg, Maryland."

         Drafts must be drawn and negotiated at our offices located at [INSERT ADDRESS OF OFFICES LOCATED IN WASHINGTON, D.C. METROPOLITAN AREA] not later than _________________ [INSERT DATE WHICH IS NOT LESS THAN ONE YEAR FROM DATE OF ISSUANCE]. However, the expiration date of this letter of credit shall be automatically extended for consecutive one (1) year periods unless we give you written notice of our intention not to extend this letter of credit at least thirty (30) days before any then current expiration date. Any such notice shall be sent to you by certified mail, postage prepaid, return receipt requested, at your address set forth above or such other address as you may advise us of in writing. If we notify you in accordance with this paragraph that we will not extend the expiration date of this letter of credit, then, on or before the then current expiration date, you may draw upon us for an amount not to exceed the unused balance of this letter of credit, provided that the draft is accompanied by the documents specified in paragraphs no. 1 and 2 above.

         This credit is subject to the "Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce, Brochure No. 500."

         We hereby engage with you that all drafts drawn under and within the terms and the amount of this credit, and accompanied by the documents specified herein, will be duly honored upon presentation to us.

         This letter of credit shall be binding upon our successors and assigns and shall inure to the benefit of your successors and assigns and shall be transferable by you or your successors and assigns.

                                           Very truly yours,

                                           [INSERT NAME OF BANK]

                                           By:___________________________
                                           Name:_________________________
                                           Title:__________________________

                                   EXHIBIT D-1
                           (DRAWING OF TENANT'S SIGN)

                                    EXHIBIT E
                             (RULES AND REGULATIONS)

         1. No part or the whole of the sidewalks, plaza areas, entrances, passages, courts, vestibules, stairways, corridors or halls of the Building or the Land shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

         2. No awnings or other projections shall be attached to the exterior walls of the Building. No skylights, window, door or transom of the Building shall be covered or obstructed by Tenant, and no window shade, blind, curtain, screen, storm window, awning or other material shall be installed or placed on any window or in any window of the Premises except as approved in writing by Landlord. If Landlord has installed or hereafter installs any shade, blind or curtain in the Premises, Tenant shall not remove the same without first obtaining Landlord's written consent thereto.

         3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the Common Area.

         4. Tenant shall not place or permit its Agents to place any trash or other objects anywhere within the Building or the Land other than the trash receptacles designated by Landlord.

         5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish bags or other substances (including, without limitation, coffee grounds) shall be thrown therein.

         6. Tenant shall not mark, paint, drill into or in any way deface any part of the Building or the Premises. No boring, cutting or stringing of wires shall be permitted, except for picture hanging and other ordinary decorating purposes.

         7. No cooking shall be done or permitted in the Building by Tenant or its Agents except that Tenant may install and use microwave ovens. Tenant shall not cause or permit any unusual or objectionable odors to emanate from the Premises.

         8. Tenant shall not make or permit any unseemly or disturbing noises or disturb or interfere with other tenants of the Building or neighboring buildings by the use of any musical instrument, radio, television set, other audio device, unmusical noise, whistling, singing or in any other way.

         9. Nothing shall be thrown out of any doors, windows or skylights or down any passageways.

         10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the Premises, nor shall any changes be made in locks or the mechanism thereof without prior notice to and the approval of Landlord; provided that Tenant may install separate locks and/or a security system in its computer room. Tenant shall, upon the termination of its Lease, return to Landlord all keys to the Premises and other areas furnished to, or otherwise procured by, Tenant. In the event of the loss of any such keys, Tenant shall pay Landlord the cost of replacement keys.

         11. Tenant shall not use or occupy or permit any portion of the Premises to be used or occupied for the storage, manufacture or sale of liquor, narcotics or drugs, other than pharmaceutical drugs manufactured, stored, handled, or used in connection with Tenant's research, testing and development activities conducted within its laboratories in the Building, provided that all such manufacturing, storage, handling, and use shall be in accordance with Governmental Requirements.. Tenant shall not engage or pay any employee in the Building except those actually working for Tenant in the Building. The Premises shall not be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

         12. Normal business hours for the Building shall be Monday through Friday, 8:00 A.M. to 6:00 P.M., and Saturday, 8:00 A.M. to 1:00 P.M., except for holidays specified below.

         13.      Holidays for the Building shall be:

                  January                  New Year's Day
                  May                      Memorial Day
                  July                     Independence Day
                  September                Labor Day
                  October                  Columbus Day
                  November                 Thanksgiving Day and Friday following
                  December                 Christmas Day

         When the holiday falls on Saturday or Sunday, the preceding Friday or following Monday, respectively, will be the day of closing.

         14. Landlord reserves the right to control and operate the Common Area in such manner as it deems best for the benefit of the Building tenants.

         15. Tenant shall use its best efforts to see that all entrance doors (if applicable) are locked and all lights and office equipment within the Premises are turned off, and Landlord shall have no responsibility relating thereto.

         16. Building employees shall not be required to perform any work outside of their regular duties unless under specific instructions from Landlord.

         17. Vending, canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate in seeking their prevention.

         18. In connection with the delivery or receipt of merchandise, freight or other matter, no hand trucks or other means of conveyance shall be permitted except those equipped with rubber tires, rubber side guards or such other safeguards as Landlord may require.

         19. No animals of any kind shall be brought into or kept about the Land or the Building by Tenant or its Agents, except seeing eye and other guide dogs.

         20. No vending machines shall be permitted to be placed or installed in any part of the Building by Tenant without the permission of Landlord. Landlord reserves the right to place or install vending machines in the Building (other than in the Premises).

         21. Tenant shall use its best efforts to keep the windows and doors of the Premises (including, without limitation, those opening on corridors and all doors between any room designed to receive heating or air conditioning service end room(s) not designed to receive such service) closed while the heating or air conditioning system is operating in order to minimize the energy used by and to conserve the effectiveness of such systems.

         22. The Premises and the Building and its grounds have been designated as non-smoking areas. Tenant, its servants, employees, officers, agents, customers, licensees, visitors, suppliers, or any other person reasonably controlled by Tenant must adhere to the no-smoking policy.

                                    EXHIBIT F
                                 (FORM OF SNDA)

                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT

         THIS AGREEMENT is made as of this ____ day of __________, 2000 by and among __________________________________________________a _________________
having an office and place of business at _____________________________("Lender"), __________, a {Insert State}
corporation, whose address is __________, ("Landlord"), and __________, having an office at _________, ("Tenant").

                                   WITNESSETH

         WHEREAS, Tenant has entered into a certain lease (the "Lease") dated __________ with Landlord covering premises (the "Premises") within a certain building known as __________, located in {Insert State} (a conformed copy of said Lease has been delivered to Lender); and

         WHEREAS, Lender has made a certain loan to Landlord, which loan is secured by the mortgages (the "Mortgages") more particularly described in Exhibit A annexed here to and affecting the premises known as __________, in the {Insert City & County}, City, County and State of {Insert State}; and

         WHEREAS, Lender has been requested by Tenant and by Landlord to enter into a non-disturbance agreement with Tenant;

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto mutually covenant and agree as follows:

         1. The Lease and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of Tenant thereunder in and to the Premises are and shall be subject and subordinate to the Mortgages and to all of the terms and conditions contained therein, and to any renewals, modifications, replacements, consolidations and extensions thereof.

         2. Lender consents to the Lease and, in the event Lender comes into possession of or acquires title to the Premises as a result of the foreclosure or other enforcement of the Mortgages or the notes secured by the Mortgages, or as a result of any other means, Lender agrees that, so long as Tenant is not then in default hereunder or under the Lease, Lender will recognize Tenant and will not disturb Tenant in its possession of the Premises for any reason other than one which would entitle Landlord to terminate the Lease under its terms.

         3. Tenant agrees with Lender that if the interests of Landlord in the Premises shall be transferred to and owned by Lender by reason of foreclosure or other proceedings brought by it, or any other manner, or shall be conveyed thereafter by Lender or shall be conveyed pursuant to a foreclosure sale of the Premises, Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Lender were the landlord under the Lease, and Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Lender succeeding to the interest of Landlord in the Premises. Tenant agrees, however, upon the election of and written demand by Lender within twenty (20) days after Lender receives title to the Premises, to execute an instrument in confirmation of the foregoing provisions, satisfactory to Lender, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

         4. Tenant agrees with Lender that if Lender shall succeed to the interest of Landlord under the Lease, Lender shall not be (a) liable for any action or omission of any prior landlord under the Lease, except to the extent set forth in the last sentence of this section, or
         (b) subject to any offsets or defenses which Tenant might have against any prior landlord, or (c) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord, or (d) bound by any security deposit which Tenant may have paid to any prior Landlord, unless such deposit is in an escrow fund available to Lender or has otherwise been transferred to such Lender, or (e) bound by an amendment or modification of the Lease made without Lender's written consent, or (f) bound by any notice of termination given by Landlord to Tenant without Lender's written consent thereto, or (g) personally liable under the Lease and Lender's liability under the Lease shall be limited to the ownership interest of Lender in the Premises. Tenant further agrees with Lender that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Lender's written consent. Nothing herein shall be deemed to constitute a release by Tenant of Lender or any purchaser to whom Tenant attorns pursuant to Paragraph 3 hereof with respect to the required performance by Lender or such purchaser of any obligation, duty or covenant of Landlord under the Lease arising from and after the date Lender or any such purchaser shall obtain possession of or title to the Premises.

         5. In the event that Landlord shall default in the performance or observance of any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender and Lender shall have the right (but not the obligation) to cure such default. Tenant shall not take any action with respect to such default under the Lease, including, without limitation, any action in order to terminate, rescind or void the Lease or to withhold any rental thereunder, for a period of 10 days after receipt of such written notice by Lender with respect to any such default capable of being cured by the payment of money and for a period of 30 days after receipt of such written notice by Lender with respect to any other such default (provided, that in the case of any default which cannot be cured by the payment of money and) cannot with diligence be cured within such 30-day period because of the nature of such default or because Lender requires time to obtain possession of the Premises in order to cure the default, if Lender shall proceed promptly to attempt to obtain possession of the Premises, where possession is required, and to cure the same and thereafter shall prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence and continuity).

         6. Landlord has agreed in the mortgages that the rentals payable under the Lease shall be paid directly by Tenant to Lender upon the occurrence of a default by Landlord under the Mortgages. Accordingly, after notice is given by Lender to Tenant that the rentals under the Lease should be paid to Lender, Tenant shall pay to Lender, or in accordance with the directions of Lender, all rentals and other moneys due and to become due to Landlord under the Lease, or amounts equal thereto. Tenant shall have no responsibility to ascertain whether such demand by Lender is permitted under the Mortgages. Landlord hereby waives any right, claim or demand it may now or hereafter have against Tenant by reason of such payment to Lender, and any such payment to Lender shall discharge the obligations of Tenant to make such payment to Landlord.

         7.       Tenant declares, agrees and acknowledges that:

                  a. Lender, in making disbursements pursuant to any agreement relating to the Loan, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement shall not defeat the subordination herein made in whole or in part; and

                  b. It intentionally and unconditionally waives, relinquishes and subordinates the Lease and its leasehold interest thereunder in favor of the lien or charge of the Mortgages, and that in consideration of this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender to Landlord and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into by Landlord and Lender which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

         8. This Agreement shall bind and inure to the benefit of the parties hereto, their successors and assigns. As used herein the term "Tenant" shall include Tenant, its successors and assigns; the words "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of Landlord's estate in the Premises by voluntary deed (or assignment) in lieu of foreclosure; and the word "Lender" shall include the Lender herein specifically named and any of its successors, participants and assigns, including anyone who shall have succeeded to Landlord's interest in the Premises by, through or under foreclosure of the Mortgage.

         9. All notices, consents and other communications pursuant to the provisions of this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable commercial overnight carrier that provides a receipt, such as Federal Express or Airborne, and shall be deemed given when postmarked and addressed as follows:

                  If to Lender:                      With a copy to:

                  If to Tenant: If to Landlord: or to such other address as shall from time to time have been designated by written notice by such party to the other parties as herein provided.

         10. This Agreement shall be the whole and only agreement between the parties hereto with regard to the subordination of the Lease and the leasehold interest of Tenant thereunder to the lien or charge of the Mortgages in favor of Lender, and shall supersede and control any prior agreements as to such, or any subordination, including, but not limited to, those provisions, if any, contained in the Lease, which provide for the subordination of the Lease and the leasehold interest of Tenant thereunder to a deed or deeds of trust or to a mortgage or mortgages to be thereafter executed, and shall not be modified or amended and no provision herein shall be waived except in writing by the party against whom enforcement of any such modification or amendment is sought. The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be governed by and construed in accordance with the laws of the {Insert State}

         IN WITNESS WHEREOF the parties hereto have placed their hands and seals the day and year first above written.

Signed and acknowledged in                 TENANT:
the presence of us:

_______________________                    By:_____________________________
                                           Typed Name:
                                           Title:

                                           LANDLORD:

_______________________                    By:_____________________________

                                           Typed Name:
                                           Title:

                                           LENDER:

_______________________                    By:______________________________
                                           Typed Name:
                                           Title:

                                    EXHIBIT G
                              (JANITORIAL SCHEDULE)

Schedule:         Monday through Friday
                  5:00 p.m. to 9:00 p.m.

Holidays
Excepted:         New Year's Day, Memorial Day, Independence Day, Labor Day,
                  Columbus Day, Thanksgiving Day and Christmas Day

Provided:         All supervision, labor, equipment, cleaning materials, plastic liners, paper products, hand soap, insurance coverage and administration to perform the following duties, at the frequency stated.

         Building Entrance and Lobby

                  clean entry doors on both sides - daily
                  clean/polish (brightly) door bucks/saddles - daily clean all trim on inside of entrances - daily polish (brightly) all handles on doors - daily sweep, mop and buff lobby floor and surfaces - as necessary vacuum and spot clean carpets - shampoo as necessary the immediate exterior areas adjoining the lobby will be maintained as necessary weather permitting

         Public Corridors

                  vacuum carpet and spot clean - shampoos as necessary clean and polish water fountains - daily dust furniture, fireboxes, extinguishers, pictures, etc. - as necessary
                  spot clean walls - as necessary

         Restrooms

                  polish all brightware - daily
                  sweep floors - daily
                  mop floor with disinfectant water - daily wash and polish all mirrors - daily wash and polish hand basins and hardware - daily wash and disinfect urinals - daily wash and disinfect toilet seats - daily dust walls and partitions - daily replenish paper products and soap - daily clean bowls - monthly replace plastic liner in trash can - polish trash receptacles - daily
                  clean and polish (brightly) all floor drains - weekly

         Offices

                  remove trash - only remove what is in the waste - daily can or clearly marked "trash" - daily replace plastic liners as needed - daily wipe trash receptacles clean - daily dust furniture and desks, phones, filing cabinets, window ledges - daily
                  do not touch or disturb articles on desks (papers, etc.) -
                   daily
                  mop all hard surface floors with a treated yard dust mop -
                   daily
                  spot clean walls, doors, partitions - daily spot clean carpeting and hard surface floors - daily all carpet and hard-to-get areas will be vacuumed - three times a week
                  all hard surfaces (except wood) to be mopped, polished and buffed - as necessary
                  polish and buff wood floors - as necessary vacuum upholstered furniture - as necessary dust picture frames, charts, graphs, etc. - as necessary vacuum air vents - as necessary clean partitions - as necessary dust venetian blinds - as necessary dust all overhead lights - quarterly

                       FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT ("Amendment") made and effective as of the 25th day of September, 2001, by and between OXBRIDGE DEVELOPMENT AT CROWN POINTE, L.C., a Maryland limited liability company ("Landlord") and THERIMMUNE RESEARCH CORPORATION, a Maryland corporation ("Tenant").

                              W I T N E S S E T H:

         A. By that certain Lease Agreement dated as of June 22, 2001 (the "Lease"), Landlord leased to Tenant, and Tenant leased from Landlord ten thousand five hundred ninety-one (10,591) rentable square feet on the first
(1st) floor of the Building;

         B. Landlord and Tenant now agree that the floor area of the Premises will be reduced to seven thousand seven hundred twenty-three (7,723) rentable square feet, as depicted on Exhibit "A" attached hereto and made a part hereof;

         C. Accordingly, Landlord and Tenant now desire to modify and amend the Lease to so decrease the rentable square feet of the Premises, to decrease the rentable square feet of the Expansion Space, to decrease the annual Basic Rent, to change the Commencement Date, to extend the Expiration Date, to decrease Tenant's Parking Space Allocation, to decrease the size of Tenant's Sign, and to otherwise modify the Lease in accordance with the terms, covenants, and conditions set forth in this Amendment.

         NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The recitals set forth above are incorporated in and made a substantive part of this Amendment. Any capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Lease.

         2. The rentable area of the Premises is hereby decreased to seven thousand seven hundred twenty-three (7,723) rentable square feet. The Floor Plan Showing Premises which is attached as Exhibit "A-2" to the Lease is hereby deleted in its entirety and there is substituted therefor the floor plan of the Premises attached hereto as Exhibit "A". Tenant's Proportionate Share shall be appropriately adjusted to reflect such decrease.

         3. The rentable area of the Expansion Space as defined in Section 3.4 is hereby decreased to approximately five thousand (5,000) rentable square feet, as shown and depicted on Exhibit "A".

         4. The annual Basic Rent is hereby decreased to Two Hundred Three Thousand Eight Hundred Eighty-Seven and 20/100 Dollars ($203,887.20) during the first Lease Year ($16,990.60 per month) subject to adjustments thereafter pursuant to Section 1.8 of the Lease, which amount for the initial Lease Year shall be the product of Twenty-Six and 40/100 Dollars ($26.40) multiplied by the rentable square feet of the Premises.

         5. The parties hereto agree that the Commencement Date as defined in
Section 1.5 of the Lease is hereby established as being the earlier of (i) the date Tenant commences business operations within the Premises or (ii) November 1, 2001.

         6. The parties hereto agree that the Expiration Date as defined in
Section 1.6 of the Lease is hereby established as being March 15, 2011, as such date may be extended pursuant to Section 4.2 of the Lease.

         7. The first sentence of Section 4 of the Work Agreement attached to the Lease as Exhibit B is hereby deleted in its entirety and the following is substituted therefor:

                  "Tenant shall receive an allowance against the cost of designing, obtaining permits for, and constructing the Tenant Work in the amount of Twenty-Five and 00/100 Dollars ($25.00) per rentable square foot contained within the Premises [for a total allowance of One Hundred Ninety Three Thousand Seventy-Five and 00/100 Dollars ($193,075.00] (the "Tenant Improvement Allowance")."

         8. The size of Tenant's Sign is hereby decreased based upon Tenant's pro rata share (based upon its rentable area as reduced by this Amendment) of the total sign area permitted for the Building.

         9. Tenant's Parking Space Allocation as defined in Section 1.14 is hereby reduced to thirty (30) unreserved, non-exclusive parking spaces in the Parking Facilities.

         10. Except as expressly provided for by this Amendment, all terms, conditions and provisions of the Lease shall remain in full force and effect and unmodified. To the extent of an inconsistency between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall govern and any language of, or provision in, the Lease not referred to in this Amendment which is inconsistent or is in conflict with this Amendment shall be deemed appropriately amended or modified.

         11. Landlord and Tenant each represents and warrants to the other that the person(s) signing this Amendment on its behalf have the requisite authority and power to execute this Amendment and to thereby bind the party on whose behalf it is being signed.

         12. This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective heirs, successors and assigns.

         13. Any question with respect to the interpretation of this Amendment shall be governed by the laws of the State of Maryland, without regard to choice of law principles.

         14. The Lease, as amended by this Amendment and the Exhibit hereto, contains and embodies the entire agreement of the parties hereto with respect to the Premises, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Amendment shall be of any force or effect. This Amendment may be waived, modified or terminated only by an agreement in writing signed by the party against whom enforcement of the waiver, modification, or termination is sought.

         15. This Amendment may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

         16. Tenants Security Deposit as defined in Section 1.9 and Section 6.2 is hereby reduced accordingly. In Section 1 .9, the Security Deposit shall be reduced to One Hundred Thirty Thousand Five Hundred Dollars and 00/100 ($130,500.00), and Section 6.2. the Security Deposit, shall be reduced to Eighty Three Thousand Three Hundred Twenty Nine

Dollars and 00/100 ($83,329.00) and Thirty Five Thousand Four Hundred Fifteen Dollars and 00/100 ($35,415.00), respectively.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first hereinabove written.

ATTEST:           TENANT:

                  THERIMMUNE RESEARCH CORPORATION,

                  A Maryland corporation

/s/               By:    /s/ Joseph W. Angle, Jr.
---------------   Name:  Joseph W. Angle, Jr.
                  Title: Chief Financial Officer
                  Date:  September 25, 2001

ATTEST:           LANDLORD:

                  OXBRIDGE DEVELOPMENT AT CROWN POINTE, L.C.,
                  A Maryland limited liability company

 /s/              By:    /s/ Sami Totah
 ---------------  Name:  Sami Totah
                  Title: President
                  Date:  September 26, 2001

                                   Exhibit "A"

                           FLOOR PLAN SHOWING PREMISES

                       SECOND AMENDMENT TO LEASE AGREEMENT

         THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made this 20th day of December, 2002, by and between OXBRIDGE DEVELOPMENT AT CROWN POINTE, L.C., a Maryland limited liability company ("Landlord"), and THERIMMUNE RESEARCH CORPORATION, a Maryland corporation ("Tenant").

                                R E C I T A L S :

         RECITAL 1. Landlord and Tenant have entered into a Lease dated June 22, 2001, as amended by a First Amendment to Lease Agreement (the "First Amendment") dated September 25, 2001 (as so amended, the "Lease") pursuant to which Landlord has leased to Tenant certain premises, consisting of approximately seven thousand seven hundred twenty-three (7,723) rentable square feet of space, located on the first floor of the building located at 610 Professional Drive, Gaithersburg, Maryland 20879 (the "Building") and more particularly described in the Lease (the "Original Space").

         RECITAL 2. Landlord and Tenant desire to modify the Lease to provide for the lease by Landlord to Tenant of certain additional space located on the first floor of the Building situated in two components ("Expansion Space"), and to otherwise modify the Lease in accordance with the terms, covenants and conditions more particularly set forth below.

         NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency which the parties acknowledge, Landlord and Tenant agree as follows:

         1. The above Recitals are incorporated by reference in this Amendment as if fully set forth herein. Unless otherwise defined in this Amendment, all defined terms utilized herein shall have the meanings set forth for them in the Lease.

         2. Tenant shall be provided access to the Expansion Space immediately following execution of this Amendment for the purpose of designing and constructing the Tenant Work as defined in and subject to the provisions contained in Exhibit B hereto. As of May 1, 2003 (the "Expansion Date"), there shall be added to the Premises and the Premises shall include (in addition to the Original Space) approximately Ten Thousand Eight Hundred Sixty-Nine (10,869) rentable square feet of space located on the first floor of the Building (the "Additional Space"). Notwithstanding the foregoing, the Expansion Date shall be delayed on a day-for-day basis in the event of any delay caused solely by Landord in the completion of the Landlord Items (as defined in Exhibit "B") or if Tenant is delayed in obtained either a building permit for, or an inspection of, the Tenant Work (as defined in Exhibit "B") or a certificate of occupancy for the Additional Space, in each such instance solely by reason of a violation within the Building outside of the Premises caused by Landlord. Both the Original Space and the Additional Space are as shown on the drawing attached to and made a part of this Amendment as Exhibit "A". The exact area of the Additional Space shall be determined by Building Architect prior to the Expansion Date according to the Building Owners and Managers Association International Standard Method for Measuring Floor Space in Office Buildings
(1996) (the "BOMA Method"), subject to verification by Tenant's Architect, and that, for the purposes of any calculations based upon the rentable area of the Premises and the Building for all purposes under this Lease the rentable area so determined shall control. From and after the Expansion Date, subject to such measurement, all references in the Lease to the "Premises" shall mean the Original Space and the Additional Space, for a total rentable area of approximately eighteen thousand five hundred ninety-two (18,592) rentable square feet. Exhibit "A" to the First Amendment is hereby deleted and replaced by the Exhibit "A" referenced above.

         3. The Commencement Date for the Additional Space shall be the Expansion Date.

         4. Section 1.6 of the Lease and Paragraph 6 of the First Amendment shall be modified to provide that the Term for the Premises shall expire on April 30, 2013, as such date may be extended pursuant to Section 4.2 of the Lease (the "Expiration Date"). It is the intent of Landlord and Tenant that the Term shall be coterminous as to the Original Space and the Additional Space.

         5. Article 1, Section 1.7 of the Lease and Paragraph 4 of the First Amendment are modified to provide that as of the Expansion Date the Basic Rent for the entire Premises shall initially be calculated at the rate of Twenty-Five and 00/100 Dollars ($25.00) for each rentable square foot contained in the Premises, equaling a total annual Basic Rent of Four Hundred Sixty- Four Thousand Eight Hundred and 00/100 Dollars ($464,800.00) for the Premises, payable in twelve (12) equal monthly installments of Thirty-Eight Thousand Seven Hundred Thirty-Three and 33/100 Dollars ($38,733.33) each, subject to recalculation, if necessary, based upon the remeasurement performed in accordance with Paragraph 2, above. Thereafter, the Basic Rent for the Premises shall escalate annually at the rate of three percent (3%) per annum over the Basic Rent for the Premises in effect during the preceding twelve (12) month period, with the annual escalations occurring on each anniversary of the Expansion Date. Notwithstanding the foregoing to the contrary, provided no Event of Default by Tenant has then occurred, Landlord shall abate fifty percent (50%) of the Basic Rent installments (the "Abatement") payable for the nine (9) month period from and after the Expansion Date (the "Abatement Period"). Notwithstanding the foregoing, in the event that Basic Rent would abate pursuant to the terms of the Lease for any reason (e.g., by reason of a fire of casualty during such nine (9) month period then and in such event the Abatement Period shall be extended on a day for day basis for each day of such other abatement, so as to result in the provision to Tenant of a fifty percent (50%) rent credit for nine (9) full months by reason of the provisions contained in this Amendment as opposed to the other provisions in the Lease. However, in the event that Tenant opts to use any or all of the Additional Allowance (as defined in Exhibit "B"), the Abatement provided for hereunder shall be reduced, dollar-for-dollar, by the amount of the Additional Allowance used by Tenant. Such reduction will be applied monthly over the Abatement Period in nine (9) equal parts, and Tenant shall pay to Landlord monthly the amount of such reduction of Abatement. The Abatement shall not apply to Additional Rent due during the Abatement Period or otherwise. Despite the foregoing, if an Event of Default occurs under the Lease (as modified by this Amendment) after the date of this Amendment, the Abatement shall be ineffective and Tenant shall be obligated to paid the abated rent to Landlord on its regular due dates or, if the Event of Default occurs after the regular due date(s) of any abated rent, within ten (10) days after written demand by Landlord.

         6. Section 1.11 of the Lease is hereby deleted in its entirety, and the following substituted therefor: "Expense Stop. Year ending April 30, 2003 ("Base Year") actual Operating Expenses, grossed up to reflect ninety-five percent (95%) occupancy within the entire Building during the entire Base Year. Landlord will deliver written notice to Tenant on or before May 31, 2003. setting forth the actual amount of the Expense Stop.

         7. The first sentence of Section 7.1 of the Lease is hereby deleted in its entirety and the following is substituted therefor: "During the period commencing on May 1, 2003 and expiring on April 30, 2004, Tenant shall pay to Landlord, as Additional Rent, twelve and six tenths percent (12.6%) of the amount by which the Operating Expenses incurred during each Calendar Year exceed the amount of the Expense Stop and during the Lease Year commencing on May 1, 2004 and during each Lease Year of the Term thereafter, Tenant shall pay to Landlord, as Additional Rent Tenant's Proportionate Share (i.e., thirty and twenty-one hundredths percent (30.21%)) of the amount by which the Operating Expenses incurred during each Calendar Year exceed the amount of the Expense Stop ("Tenant's Share of Operating Expenses").

         8. Article I, Section 1.14 of the Lease and Paragraph 9 of the First Amendment are modified to provide that the total number of unreserved, nonexclusive parking spaces allocated to the Premises shall be fifty-six (56) as of the Expansion Date.

         9. The size of Tenant's Sign is hereby increased based upon Tenant's pro rata share (based upon its rentable areas as increased by this Amendment) of the total sign area permitted for the Building. Landlord acknowledges that Tenant shall be entitled to install at its own expense such sign on the exterior facade of the Building in accordance with the provision of
Section 14.2 of the Lease.

         10. Section 3.4 of the Lease is hereby deleted in its entirety and the following language is hereby substituted therefor:

                  3.4      Right of First Offer For Expansion Space.

                  (i) Notice; Exercise. Except during the last two (2) Lease Years of the Term of this Lease, as such may be extended, Landlord shall give Tenant written notice (the "Offer Notice") of its intention to lease the Expansion Space (hereinafter defined) within five (5) days prior to the full execution and delivery of a letter of intent between Landlord and a third party with respect to the proposed leasing of such space ("Third Party Letter"). The Offer Notice shall set forth in reasonable detail the size and specific location of the Expansion Space. Should Tenant so elect, Tenant shall give written notice to Landlord of its intention to lease not less than four thousand (4,000) rentable square feet of the Expansion Space identified in the Offer Notice ("Tenant's Notice") not more than five (5) days after receipt by Tenant of the Offer Notice, in which case Landlord and Tenant shall promptly enter into an amendment to this Lease adding such Expansion Space (or portion thereof) to the Premises, adjusting Tenant's Proportionate Share to reflect such addition and providing for the term of the lease of such space to expire on the Expiration Date. All other terms and conditions of this Lease shall apply to any Expansion Space leased by Tenant, including without limitation the provisions hereof with respect to Additional Rent, except that the Basic Rent payable for the Expansion Space shall be ninety-five percent (95%) of the Prevailing Market Rent as determined by Landlord in its commercially reasonable discretion, taken into consideration in such determination the applicability of the Additional Rent provisions insofar as the Expansion Space is concerned, the "as-is" condition of the Expansion Space and the absence of concessions, allowances, and brokerage fees relating thereto. If Tenant shall fail to exercise its option to lease the Expansion Space within five (5) days of the date on which Landlord gives the Offer Notice to Tenant, then Landlord shall be free to offer such Expansion Space to others on such terms and conditions as Landlord determines in its sole and absolute discretion. As used herein, the term "Expansion Space" shall mean and refer to any space located immediately adjacent to the Premises on the first (1st) floor of the Building containing at least four thousand (4,000) rentable square feet of space.

                  (ii) Holding Over by a Previous Tenant. In the event the previous tenant or occupant of all or any portion of the Expansion Space in respect of which Tenant has delivered to Landlord Tenant's Notice holds over or otherwise refuses to surrender or vacate such Expansion Space on or before the scheduled availability date set forth in Landlord's Offer Notice, Landlord shall not be liable to Tenant for any wrongful holdover by the previous tenant or occupant, so long as Landlord is diligently pursuing all commercially reasonable actions available to it, and the date on which Tenant is obligated to commence payment of Basic Rent and Additional Rent in respect of such Expansion Space shall be postponed by the number of days beyond such scheduled availability date required for Landlord to obtain and deliver to Tenant possession of such Expansion Space.

                  (iii) Condition of Expansion Space. Landlord shall deliver such Expansion Space in "as is" condition (i.e., in "building shell" condition as defined in Schedule 1 to the Work Agreement) ("Building Shell")), except that such space shall be broom clean. If Tenant shall exercise any of its rights to lease Expansion Space pursuant to this Section, Tenant shall have the right to remodel such space at Tenant's sole cost and expense using contractors of its choice and reasonably approved in advance in writing by Landlord. Any remodeling shall be performed in accordance with the requirements of the Lease (including, but not limited to, the Alterations provision).

                  (iv) Commencement of Rent With Respect to Expansion Space. Tenant's obligation to pay Basic Rent and Additional Rent with respect to the Expansion Space leased pursuant to this Section 3.4 shall commence on the earlier of (i) the date Tenant commences business operations within such

         Expansion Space, or (ii) ninety (90) days following the date Landlord delivers such Expansion Space in the condition specified in subsection
         (iii) of this Section 3.4. ("Expansion Space Rent Commencement Date"). In the event Tenant's obligation to pay Basic Rent and Additional Rent for any Expansion Space does not commence on the first (1st) day of a calendar year, Rent, Tenant's Share of Operating Expenses and Tenant's Management Fee (on account of the addition of such Expansion Space to the Premises) shall be appropriately prorated and adjusted based on the number of days in such calendar year prior to and after the date Basic Rent and Additional Rent for such Expansion Space commences.

                  (v) Termination. If at any time Tenant does not timely deliver Tenant's Notice to Landlord following Landlord's giving of an Offer Notice, the provisions of this Section 3.4 shall terminate and be of no further force and effect. It is understood that Tenant's expansion rights under this Section 3.4 consist of a one-time right, and upon any one rejection or acceptance of an Offer Notice, Tenant shall have no further rights under this Section.

         1. Paragraph 7 of the First Amendment and the Work Agreement attached to the Lease are deleted in their entirety, and shall be replaced by the "Additional Space Work Agreement" attached hereto as Exhibit "B" and incorporated by reference herein.

         2. Landlord and Tenant each represent and warrant to the other that it has not employed any broker, agent or finder except for TSC Realty Services, LLC ("Landlord's Broker") and Atlantic Real Estate Group ("Tenant's Broker") (together, the "Brokers"), which Brokers shall be paid commissions by Landlord under a separate agreement. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim for brokerage or other commission arising from or out of any breach of the indemnitor's representation and warranty. Landlord hereby discloses that one or more of the members of Landlord are associated with Landlord's Broker, and that such individuals are licensed real estate persons within the State of Maryland and have a pecuniary interest in both Landlord and the Building.

         3. Except as expressly modified herein, the Lease shall continue in full force and effect. In the event of any inconsistency between the Lease and this Amendment, this Amendment shall govern.

         4. Upon execution of this Amendment, Tenant shall deliver to Landlord, in the form of Letter of Credit, an additional security deposit in the amount of Forty-Five Thousand Two Hundred Eight-Seven and 50/100 Dollars ($45,287.50) (the "Additional Deposit"). Tenant agrees that such Additional Deposit may be commingled with Landlord's other funds and is not an advance payment of rental or a measure of Landlord's damages in case of an Event of Default by Tenant. Upon the occurrence of any Event of Default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such Additional Deposit to the extent necessary to make good any arrears of rentals and any other damage, injury, expense or liability caused to Landlord by such Event of Default, and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Additional Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such Additional Deposit shall be returned by Landlord to Tenant within thirty (30) days after termination of this Lease, as amended hereby.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Landlord and Tenant have executed this Amendment as of the date and year first set forth above.

WITNESS/ATTEST:                     LANDLORD:

                                    OXBRIDGE DEVELOPMENT AT CROWN
                                    POINTE, L.C.,
                                    a Maryland limited liability company

/s/ Martin Novak                    By: /s/ Elliot Totah
------------------------------      Name:  Elliot Totah
                                    Title: Authorized Member

                                    TENANT:

                                    THERIMMUNE RESEARCH CORPORATION,
                                    a Maryland corporation

/s/ Steve Trevian                   By: /s/ Joseph W. Angle, Jr.
------------------------------      Name:  Joseph W. Angle, Jr.
                                    Title: Chief Financial Officer
                                           January 1, 2003

                                    EXHIBIT B

                        (ADDITIONAL SPACE WORK AGREEMENT)

This Work Agreement is attached to and made a part of the foregoing Amendment (the "Amendment"), between OXBRIDGE DEVELOPMENT AT CROWN POINTE, L.C., a Maryland limited liability company ("Landlord"), and THERIMMUNE RESEARCH CORPORATION, a Maryland corporation ("Tenant"). The terms used in this Exhibit that are defined in the Lease and the Amendment shall have the same meanings as provided in the Lease and/or the Amendment.

1.       General

         1.1 Purpose. This Agreement sets forth the terms and conditions governing the design, permitting and construction of the improvements to be installed in the Additional Space.

         1.2 Tenant's Representative. Tenant acknowledges that Tenant has appointed Joseph Angle, Jr. as its authorized representative ("Tenant's Representative") with full power and authority to bind Tenant for all actions taken with regard to the "Tenant Work" (defined below). Tenant ratifies all actions and decisions with regard to the Tenant Work that the Tenant's Representative may have taken prior to the execution of the Amendment. Landlord shall not be obligated to respond to or act upon any plan, drawing, change order, approval request, or other matter relating to the Tenant Work until it has been executed by Tenant's Representative.

         1.3      Leasehold Improvements.

                  (a) Existing Improvements: Landlord has constructed or will construct the Base Building Improvements. The Base Building Improvements are composed of the completed Building structure and other improvements described on Schedule 1 attached to and made a part of this Agreement. Landlord reserves the right, without the consent of Tenant, to construct and to make changes and modifications to the Base Building Improvements at the same time the Tenant's Work is being performed, provided that such changes do not change the character of the Building or increase the cost to be paid by Tenant for the Tenant Work. Tenant, and Tenant's contractors, agree to cooperate with Landlord, and Landlord's contractors, during any period of time where Landlord or Landlord's contractors shall require access to the Additional Space in order to complete Base Building Improvements. On the date of full execution of the Amendment, Landlord has delivered to Tenant and Tenant has accepted from Landlord the Additional Space in its "as is" and "where is" condition, subject to provision by Landlord Items below described. Tenant acknowledges that prior to the date of the Amendment, Tenant inspected the Building and satisfied itself about its condition subject to latent defects reported to Landlord within ninety
(90) days following the Expansion Date.

         (b) New Improvements: In addition to the Existing Improvements, Tenant shall construct and install, at its sole expense (but subject to application of the Tenant Improvement Allowance provided for in Section 4 below), all improvements, materials, finishes, equipment and installations in the Additional Space as are mutually agreed upon by Landlord and Tenant and shown in the "Tenant Plans" described in Section 2.1 below (the "Tenant Work"). Unless otherwise provided in the Lease, the Amendment or this Agreement, the Tenant Work shall consist solely of interior, non-structural improvements and shall constitute long-term improvements to the Additional Space which shall not be removed by Tenant.

         (c) Landlord Items. Landlord shall provide at no cost or expense to Tenant and without deduction from either the Tenant Improvement Allowance or Additional Allowance, the following items ("Landlord Items") as soon as practicable following execution of this Amendment and in all events no later than the target dates below described for each such item:

                  (i) Provision for 300 amps of 208 volt electrical power to the mainservice within the Tenant's proposed electrical closet for the Premises. Target Date for completion: April 1, 2003.

                  (ii) Construction and completion of a fire corridor in compliance with all applicable fire and life safety requirements as shown on the drawing attached hereto as Schedule 3, Target Date for completion: April 1, 2003.

                  (iii) Construction and provision of requisite demising walls in order to create the Additional Space, including construction and completion of corridor area necessary for rear space. Target Date for completion: April 1, 2003.

2.       Design of Tenant Work

         2.1 Tenant Plans. The Tenant Plans shall consist of the following, to be paid by Tenant at Tenant's sole cost (subject to reimbursement from the Tenant Improvement Allowance and Additional Allowance (hereinafter defined), if applicable):

                  (a) Space Plan: A plan for the Additional Space prepared by the Tenant Architect showing, among other things, the partition layout, door locations, and other general details of the Tenant Work (the "Space Plan").

                  (b) Construction Drawings and Specifications: All construction working drawings, mechanical, electrical and other technical specifications, finishing details (including wall finishes and colors), details for the installation of technical and mechanical equipment, and other plans and information showing or specifying the Tenant Work, as prepared by the Tenant Architect ("Construction Drawings").

         2.2 Responsibility. Tenant shall cause the preparation of the Tenant Plans by the Tenant Architect promptly after the date of full execution of the Amendment. Tenant shall promptly furnish all necessary information to the Tenant Architect to enable the Tenant Architect to prepare the Tenant Plans. The Tenant Plans shall be subject to the reasonable approval of Landlord as set forth in Section 2.3.

         2.3      Approvals by Landlord.

                  (a) Promptly after preparation by the Tenant Architect, Tenant shall submit the Tenant Plans to Landlord, for Landlord's approval. Landlord's approval shall not be unreasonably withheld or delayed, except that Landlord shall have complete discretion with regard to granting or withholding approval of Tenant Plans to the extent they provide for Tenant Work which impacts the Building's structure, roof, foundation, exterior walls, or mechanical systems, is visible from the exterior of the Building, or affects the Common Area.

                  (b) Landlord shall approve or disapprove the Tenant Plans, or any modifications of these materials, within seven (7) business days following Landlord's receipt of the materials in question. In the event that Landlord fails to approve or disapprove the Tenant Plans, or any revisions of these materials, within seven (7) business days after receipt of the same, Landlord shall be deemed to have approved such materials, provided that, at the time of submitting the materials to Landlord, Tenant gives Landlord written notice setting forth the following statement (a "Time Alert Notice"): "This is to advise you that under the terms of our Work Agreement with you, if you fail to approve or disapprove these materials in writing within seven (7) business days after receipt, you will be deemed to have approved these materials." If Tenant did not give Landlord a Time Alert Notice at the time of submitting the materials to Landlord, the seven (7) business day period shall not begin to run until the Time Alert Notice is given to Landlord. Moreover, the seven (7) business day period for rendering Landlord's approval or disapproval of the Space Plan shall in no event commence until the complete Space Plan has been delivered to Landlord and the seven (7) business day period for rendering Landlord's approval or disapproval of the Construction Drawings shall in no event commence until a complete set of the Construction Drawings has been delivered to Landlord and, in each instance, notice to that effect has been given by Tenant to Landlord. Despite the foregoing, Tenant, at its election, may submit the Construction Drawings to Landlord in two (2) phases - the first phase consisting of the Construction Drawings for the Office Improvements and the second phase consisting of the Construction Drawings for the Remaining Improvements. In that case, upon each such submission by Tenant and notice by Tenant that it has delivered a complete set of Construction Drawings for the phase in question, the seven (7) business day period for rendering Landlord's approval of these Construction Drawings shall run from such submission and notice, provided that a Time Alert Notice has also been given. In the event that Landlord disapproves any Tenant Plans, or any revisions of Tenant Plans, within seven (7) business days after receipt, Tenant shall modify the disapproved materials to satisfy Landlord's reasonable objections and shall resubmit such materials to Landlord for Landlord's approval within seven (7) business days after receipt of Landlord's objections.

                  (c) Any changes, additions, or deletions that Tenant desires to make to the Tenant Plans or Tenant Work after approval of the Tenant Plans by Landlord shall also be subject to Landlord's prior written approval. Such approval shall be governed by the same standards as are applicable to Landlord's approval of the original Tenant Plans.

                  (d) Landlord's review and approval of the Tenant Plans are for Landlord's purposes only and shall not be deemed to constitute any representation or warranty by Landlord as to the quality, adequacy, or utility of the Tenant Work, the fitness of the Tenant Work for any particular purpose, the compliance of the Tenant Work with Governmental Requirements, or any other matter whatsoever.

3.       Construction

         3.1 Contractor. Tenant may use a general contractor of its own choice for the Tenant Work, subject to Landlord's reasonable approval (the "General Contractor"). All major work to be subcontracted out by the General Contractor [i.e., work involving subcontracts of Ten Thousand Dollars ($10,000) or more] shall be performed by bondable and reputable subcontractors approved by Landlord. Landlord's approval under this Section 3.1 shall not be unreasonably withheld or delayed, and the deemed approval by Landlord of the General Contractor following provision of a Time Alert Notice as above described shall similarly apply under this Section 3.1.

         3.2      Performance of Work.

                  (a) The General Contractor selected to construct the Tenant Work shall be responsible to obtain all required permits for the work.

                  (b) After Landlord's approval of the Construction Drawings, Tenant's selection (and Landlord's approval) of the General Contractor, and Tenant's receipt of all required permits for the Tenant Work, Tenant shall promptly commence the construction of the Tenant Work and diligently pursue the same to Substantial Completion. The Tenant Work shall be constructed under the supervision and management of Landlord or a representative of Landlord as Landlord may designate in writing to Tenant ("Landlord's Representative"). It is expressly recognized that it is the intent of Tenant to commence occupancy of the Additional Space on or before May 1, 2003. Landlord shall use commercially reasonable efforts to assist Tenant to accomplish its move-in by that date, provided that Landlord shall not be required to incur any out of pocket expense in rendering such assistance.

                  (c) Tenant shall cause the Tenant Work to be constructed and installed (i) in substantial accordance with the approved Construction Drawings and this Agreement, including, without limitation, Landlord's Construction Rules and Regulations attached to and made a part of this Agreement as Schedule 2, (ii) in a good and workmanlike manner, using new materials of good quality, and (iii) in accordance with all applicable Governmental Requirements, including, without limitation, the Americans with Disabilities Act. Landlord shall have no liability for, and Tenant shall hold Landlord harmless from, any claims by Tenant or others related to any failure or alleged failure of the Tenant Work to comply with Governmental Requirements. All Tenant Work shall be constructed or installed by the General Contractor and any subcontractors approved by Landlord as set forth in Section 3.1. Landlord and Landlord's Representative shall have the right (but not the obligation) from time to time to inspect the Tenant Work as they progress and to advise Tenant of any variances noted from the requirements of the Lease, the Amendment, this Agreement or Landlord's Construction Rules and Regulations. All such variances shall be promptly corrected by Tenant. Any supervision, management, or inspection of the Tenant Work by Landlord or Landlord's Representative are for the sole benefit of Landlord. Landlord's supervision, management, and inspection of the Tenant Work shall in no event be deemed to constitute any representation or warranty by Landlord as to the quality, adequacy, or utility of the Tenant Work, the fitness of the Tenant Work for any particular purpose, or the compliance of the Tenant Work with the Construction Drawings, this Agreement, or applicable Governmental Requirements.

         3.3 Payment. Subject to Section 4 below, Tenant shall promptly pay all costs of designing, obtaining permits for, and constructing the Tenant Work (collectively, the "Construction Costs"), as and when the Construction Costs are due, directly to the parties to whom such payment is due. Tenant shall hold Landlord harmless from all Construction Costs. The provisions of Section 13.2 of the Lease shall apply to any mechanic's or materialmen's liens sought to be imposed against the Building, Land or Corporate Park as a result of the Construction Costs.

         3.4 Change Orders. If Tenant requests any change or addition to the Tenant Work after Landlord's approval of the Construction Drawings for the same, Landlord shall respond to Tenant's request within seven (7) business days after it has been received. If Landlord approves such request, Tenant shall bear the full cost of such change order (subject to any application of the Tenant Improvement Allowance, and if applicable the Additional Allowance) and no delay in Substantial Completion of the Tenant Work due to the change order shall delay the Expansion Date under the Amendment.

         3.5 Substantial Completion. "Substantial Completion" of the Tenant Work shall be conclusively deemed to have occurred as soon as the Tenant Work has been constructed in accordance with the approved Construction Drawings and approved change orders and is ready to be utilized for its intended purpose, as certified by the Building Architect, after consultation with Tenant Architect. The issuance of a temporary certificate of occupancy by the proper governmental entity shall be required for Substantial Completion of any portion of the Tenant Work and, if granted, shall be deemed conclusive evidence that Substantial Completion has occurred. Upon Substantial Completion of all of the Tenant Work, Tenant shall obtain a final certificate of occupancy for the Premises. The cost of obtaining the certificates of occupancy shall be payable from the Tenant Improvement Allowance or if applicable, the Additional Allowance. Notwithstanding the above, Substantial Completion shall be deemed to have occurred even though punch list items remain to be completed in the Tenant Work, the lack of completion of which will not materially interfere with the Permitted Use of the Building. It is understood that the Expansion Date under the Amendment is a fixed date and that no delay in Substantial Completion shall result in any extension of the Expansion Date.

         3.6 Phased Construction. As contemplated in Section 1.3(b) above, at Tenant's election, the design and construction of the Tenant Work may take place in two (2) separate phases, i.e., one phase involving the Office Improvements and the other phase involving the Remaining Improvements. If Tenant elects to proceed in this fashion, the provisions of this Section 3 shall be deemed to apply to each of the separate phases as and when it is undertaken.

4. Tenant Improvement Allowance. Tenant shall receive an allowance against the cost of designing, obtaining permits for, and constructing the Tenant Work in the amount of Thirty-Five Dollars ($35.00) per rentable square foot contained within the Additional Space (the "Tenant

Improvement Allowance"). Tenant, at its option, to be exercised by delivery of written notice to Landlord prior to the Expansion Date, may also receive an additional allowance of Five Dollars ($5.00) per rentable square foot contained within the Additional Space (the "Additional Allowance"), subject to the provisions of Paragraph 5 of the Amendment.

         The Tenant Improvement Allowance and Additional Allowance may be used for construction of the Additional Space, space planning, architectural and engineering costs, design fees, construction management fees and permitting fees. The Tenant Improvement Allowance and Additional Allowance (if applicable) shall be paid to Tenant or its designee as the construction of the Tenant Work progresses and in proportion to the completion of such work, subject to retainage as provided for below. Each payment to Tenant or its designee shall be made within thirty (30) days after written request for payment by Tenant (such request not to be made more often than monthly), provided that (a) Landlord's Representative shall have the right to inspect the Tenant Work performed within that period and Landlord shall have the right to withhold payment for any defective or incomplete work noted, and (b) all progress payments in connection with the Tenant Work shall be subject to a ten percent (10%) retainage by Landlord until fifty (50%) of the Tenant Work has been completed and a five percent (5%) retainage by Landlord until Substantial Completion of the Tenant Work has occurred, provided that there shall be no such retainage for payment of design, engineering or permitting expenses. Each request for payment shall be accompanied by (i) a copy of the invoice or paid receipt in the case of permitting expenses, (ii) the General Contractor's requisition for payment to Tenant in the case of construction work, setting forth in reasonable detail the costs of the Tenant Work incurred to the date of such submission and the amount of those costs paid to date, and (iii) for all costs other than permitting expenses, mechanics lien waivers duly executed by all parties supplying labor, materials, or services with respect to the Tenant Work, waiving all claims for mechanics' or materialmens' liens for all work, materials, or services furnished to the Building except for the work, materials, or services which are the subject of the current request for payment. All payments of the Tenant Improvement Allowance or Additional Allowance made by Landlord to Tenant shall be deemed to have been made in trust, for application only to the Construction Costs. At Landlord's option, all checks may be made jointly payable to Tenant and the General Contractor or other party furnishing labor, materials, or services for the Tenant Work, as the case may be. The costs subject to payment from the Tenant Improvement Allowance and Additional Allowance (if applicable) shall not include any interest or other costs of financing or any overhead charge, construction management fee, or other fee to Tenant or any affiliate of Tenant. Landlord shall not be bound to pay any invoices beyond amount of the Tenant Improvement Allowance and Additional Allowance (if applicable). Upon Substantial Completion of the Tenant Work and provided that no Event of Default exists under the Lease (and no event has occurred and is continuing which would constitute an Event of Default upon the giving of notice or the passage of time), the retainage held back by Landlord from the Tenant Improvement Allowance and Additional Allowance (if applicable) shall be paid to Tenant and if the total Construction Costs are less than the Tenant Improvement Allowance, the balance of the Tenant Improvement Allowance shall be credited by Landlord to the first installment or installments of Basic Rent coming due under the Amendment until the Tenant Improvement Allowance is exhausted. If the total costs of the Tenant Work are in excess of the Tenant Improvement Allowance and Additional Allowance (if applicable), the excess costs shall be borne solely by Tenant. Landlord agrees to waive any management, supervisory or inspection fees relating to the Tenant Work.

5. Removal of Specialized Tenant Improvements. Tenant Work which Landlord reasonably determines is specialized to Tenant's use and occupancy of the Building (as opposed to any items described as a Base Building Improvement or any usual office improvements such as Gypsum Board, partitions, ceiling grids and tiles, fluorescent lighting panels, Building standard doors and carpeting) shall, at the election of Landlord, exercised by written notice to Tenant at the time of its approval of such Tenant Work, be removed by Tenant at its expense before the expiration of the Term. Any other Tenant Work not so elected by Landlord to be removed shall remain within the Building and be surrendered on the Expiration Date or earlier date of termination of this Amendment as the property of Landlord without disturbance, molestation or injury. If Landlord requires the removal of all or part of the specialized Tenant Work, Tenant, at its expense, shall repair any damage to the Building caused by such removal. If Tenant fails to remove any specialized Tenant Work upon Landlord's request made consistent with the above provisions, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal and repair of any damage caused by the same, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand. Upon failure of Tenant to make such payment, Landlord may draw upon the Security Deposit for the payment. This Section shall survive termination of the Lease (as amended by the Amendment).

                          SCHEDULE 1 TO WORK AGREEMENT

                   BUILDING SHELL DEFINITION - CROWN POINTE II

Landlord, at its sole cost and expense, shall provide the Additional Space to Tenant in an "air conditioned" shell state ("Building Shell"), which is defined as follows:

A.       FLOORS: Concrete floor surface to be ready to receive tenant finishes.

B. WALLS: Perimeter walls, core walls, bulkheads, etc., to be sheetrocked and finished to receive finish paint or wallcovering.

C. WINDOWS: Window sills, mullions and trim to be complete, installed and finished. Window blinds to be supplied and bagged for protection.

D. ELEVATOR LOBBY: All lobby features to be complete and installed including, but not limited to, elevator door frames, thresholds, call buttons, lights, trash receptacles, and code required signage. All lobby alarm systems including, but not limited to, detectors, annunciators, bells, pull stations, lights, flashers, firehouse cabinets, extinguishers, etc., to be installed and complete.

E. CORE AREA: All core area spaces, including closets, toilet rooms, etc., to be complete and finished per code. Hallways are not included, except that Landlord shall construct a fire corridor (as shown on Exhibit "A" hereto) to include all fire and life safety requirements.

F. PLUMBING: All wetstack plumbing systems to be complete and ready for connection of Tenant added plumbing work.

G. ELECTRICAL: All main systems and floor systems to be complete, including, but not limited to, breaker panels, disconnects, transformers, etc., requiring further work for operation or occupancy except distribution from floor panels. Landlord will provide approximately 150 amps of 208V electrical power to the main service in Tenant's proposed electrical closet as shown on the floor plan attached hereto as Exhibit "A".

H. MECHANICAL SYSTEMS: Mechanical system to be entirely complete up to and including main trunk duct, VAV boxes and connection of flex duct to VAV boxes. Base Building shell includes 33 VAV boxes on the first floor and 34 VAV boxes on the second floor. Additional VAV boxes are at Tenant's expense. Distribution downstream of VAV's, fan boxes or other air control systems by Tenant.

I. SPRINKLERS: Sprinkler main loop to be in place with heads up turned with a density of 1 head per 250 S.F.

J. ALARMS, AND LIFE SAFETY SYSTEMS: All Building tenant alarm circuits, emergency circuits, equipment, fixtures and trim to be available per code for a shell building. Distribution by Tenant. Building systems shall be adequate to support typical ADA and code required alarm components.

                          SCHEDULE 2 TO WORK AGREEMENT

                                   LANDLORD'S
                       CONSTRUCTION RULES AND REGULATIONS

The following rules and regulations are made a part of the terms and conditions of this Agreement.

1. No smoking, eating or drinking are allowed in the building or directly outside of the building; except in work area, contractor office or areas specifically designated by Landlord. Workers will not litter while at the job site. All related litter must be disposed of daily.

2. No loud music is allowed in the construction areas. Doors to spaces on occupied floors shall be closed at all times.

3. Areas under construction, as well as storage areas, and all unoccupied space are to be kept clean and orderly. They are to be secured when unattended.

4. Contractor is to use only designated areas for working, loading and unloading, trash containment and removal.

5. Construction personnel are confined to those areas in which related work is in progress. They will not be allowed to congregate on grounds.

6. The area around the trash dumpster and parking areas are to be kept clean by contractor.

7. Contractor must use an approved vendor for all roof work to maintain roof warranty.

8.       No alcoholic beverages, etc. allowed on the property.

9.       Construction personnel are prohibited to travel on landscaped areas.

10.      No owner supplied material is to leave the job site.

11. Contractor's failure to remove material or clean up work area will result in Landlord performing the work, and holding the Contractor liable for such costs.

12. All/any burning, welding, hammer or core drilling, and any other extremely noisy or messy jobs must be prearranged through the management office prior to doing the work and will only be permitted before 7:30 a.m. and after 6:00 p.m.

13. Under no circumstances will any work be performed on the base building MEP system or life support systems without prior approval of the management office (i.e., Fire Sprinkler System, Smoke Detector System, Water Supply System, Sanitary/Storm System, Main Electrical Distribution System, etc.). All equipment rooms must be attended at all times during work. If the area is left unattended, it is to be secured.

14. All fire alarm inspections must be scheduled 48 hours in advance, and coordinated through Landlord. Inspections must be conducted before 7:30 a.m. or after 6:00 p.m. on weekdays only. Any inspections scheduled for the weekends are subject to the engineer's salary at 1.5 times his regular pay with a four (4)- hour minimum.

15. The general contractor will provide a qualified representative for the full duration of his or any of his subcontractors' daily activities within the building. This representative will be equipped with a pager.

16.      Identification will be required for all construction personnel.

17. All work, material delivery and building access before 7:30 a.m. or after 6:00 p.m. and on weekends or holidays must be coordinated with the building management three (3) days in advance.

18. All construction personnel shall park in the area designated by Landlord.

19. Any contractor acting in a less than professional manner will be removed from the project and prohibited future access (i.e., use of profanity).

20. Contractor is responsible for securing all materials and tools as well as that of its subcontractor.

21. All blueprints and change orders must be furnished to and approved by Landlord.

22. No work will be accepted as complete or final without a final punchlist and inspection approval by Landlord.

23. Contractor and all employees, as well as subcontractors and their employees, must be properly trained and certified for work they perform.

24. Prior to the commencement of construction, a certificate of insurance with a general aggregate sum of $2,000,000.00 must be issued to Landlord, naming Landlord as additional insured.

25. All tenant keying must meet our base building requirements. Landlord will provide the responsible party with the necessary confidential information. Advance notice of all keying specifications must be submitted to Landlord.

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26.      All penetrations into the slab that are more than 3/4" must be x-rayed.
         Landlord must be notified in advance of any x-rays being performed on the premises. These x-rays can only be scheduled when the building is closed.

27. The property's trash dumpster may NOT be used for construction purposes. Any special arrangements must be coordinated with --- Landlord.

28. All cosmetic detail changes or upgrades to existing perimeter columns and walls will be at the sole expense of the general contractor.

29. It is the general contractor's responsibility to cover all smoke detector devices located in a construction area prior to commencing work daily. Landlord will uncover all devices at the end of each day. Landlord will fine the general contractor if fire alarms are accidentally activated due to their negligence.

30. The general contractor must submit a lighting schedule and an air balance report to Landlord prior to the completion of construction.

31. Prior to the completion of the punchlist, the general contractor must furnish Landlord with as-built drawings and any extra materials for future repairs and maintenance of the space.

32. Landlord reserves the right to amend or rescind the Construction Rules and Regulations at our sole discretion without prior notice.

BREACH OF ANY OF THE ABOVE RULES AND REGULATIONS MAY RESULT IN THE PERSON OR CONTRACTOR INVOLVED BEING TERMINATED FROM WORKING IN THE BUILDING. NO CONTRACTOR OR ITS SUBCONTRACTORS SHALL BE PERMITTED TO START WORK UNTIL THE APPROPRIATE CERTIFICATES OF INSURANCE HAVE BEEN SUBMITTED AND APPROVED BY LANDLORD.